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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Anheuser-Busch Companies, Inc.

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March 10, 2005

Dear Stockholder:

On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. on Wednesday, April 27, 2005, in Williamsburg, Virginia. Information about the meeting is presented on the following pages.

In addition to the formal items of business to be brought before the meeting, members of management will report on the company’s operations and respond to stockholder questions.

Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. Stockholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.

Thank you for your continued support of Anheuser-Busch. We look forward to seeing you on April 27.

Sincerely,

AUGUST A. BUSCH III	PATRICK T. STOKES
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2005

The Annual Meeting of the Stockholders of Anheuser-Busch Companies, Inc. (the “Company”) will be held at The Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on Wednesday, April 27, 2005, at 10:00 A.M. local time, for the following purposes:

1.	To elect five directors for a term of three years;

2.	To approve the Officer Bonus Plan, as amended;

3.	To approve the 1998 Incentive Stock Plan, as amended;

4.	To approve the appointment of PricewaterhouseCoopers LLP, as independent registered public accounting firm, to audit the books and accounts of the Company and the Company’s control over financial reporting for 2005; and

5.	To act upon such other matters, if any, as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 28, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available during regular business hours at the Company’s office, 1010 Kingsmill Road, Williamsburg, Virginia, for the ten days before the meeting for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors,

JoBeth G. Brown
Vice President and Secretary
Anheuser-Busch Companies, Inc.

March 10, 2005

Important

Please note that a ticket is required for admission to the meeting. If you are a stockholder of record and plan to attend the meeting in person, please bring the admission ticket you received in your proxy mailing with you to the meeting. If, however, your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from that firm confirming your ownership of shares.

TABLE OF CONTENTS

Questions and Answers About the Annual Meeting and Voting	2
Item 1: Election of Directors	6
Stock Ownership by Directors and Executive Officers	10
Principal Holders of Stock	11
Additional Information Concerning the Board of Directors	11
Item 2: Approval of Officer Bonus Plan, as amended	13
Item 3: Approval of 1998 Incentive Stock Plan, as amended	15
Item 4: Approval of Independent Registered Public Accounting Firm	18
Report of the Audit Committee	19
Report of the Compensation Committee	20
Compensation Committee Interlocks and Insider Participation	22
Summary Compensation Table	23
Comparison of Five Year Cumulative Total Return	24
Option Grants Table	25
Option Exercises and Year-End Option Values Table	26
Pension Plans Table	26
Change In Control Arrangements	27
Equity Compensation Plans Table	27
Other Relationships Involving Directors, Officers, or Their Associates	28
Section 16(a) Beneficial Ownership Reporting Compliance	29
Other Matters	29
Appendix A – Corporate Governance Guidelines	A-1
Appendix B – Officer Bonus Plan, as amended	B-1
Appendix C – 1998 Incentive Stock Plan, as amended	C-1
Appendix D – Audit Committee Charter	D-1

ANHEUSER-BUSCH COMPANIES, INC.
PROXY STATEMENT
FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

Questions and Answers About the Annual Meeting and Voting

Q:	Why did I receive this Proxy Statement?

A:	Because you are a stockholder of Anheuser-Busch Companies, Inc. (the “Company”) as of the record date and are entitled to vote at the 2005 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”), the Board of Directors of the Company is soliciting your proxy to vote at the Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to stockholders on or about March 10, 2005.

Q:	What am I voting on?

A:	You are voting on four items:
1.	Election of five Group II directors for a term of three years: John E. Jacob Charles F. Knight Joyce M. Roché Henry Hugh Shelton Patrick T. Stokes
2.	Approval of the Officer Bonus Plan, as amended
3.	Approval of the 1998 Incentive Stock Plan, as amended
4.	Approval of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:
1.	FOR each of the director nominees
2.	FOR approval of the Officer Bonus Plan, as amended
3.	FOR approval of the 1998 Incentive Stock Plan, as amended
4.	FOR approval of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005

Q:	Will any other matters be voted on?

A:	We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to August A. Busch III, Patrick T. Stokes, and JoBeth G. Brown, as the Proxy Committee, to vote on such matters in their discretion.

Q:	Who is entitled to vote?

A:	Stockholders of record as of the close of business on February 28, 2005 (the Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, there are four ways to vote:
•	by toll-free telephone at 1-800-690-6903;
•	by Internet at www.proxyvote.com;
•	by completing and mailing your proxy card; and
•	by written ballot at the Meeting.

If you vote by Internet or telephone, your vote must be received by 11:59 P.M. Eastern Time on April 26th, the day before the Meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, the Proxy Committee will vote your shares FOR items 1, 2, 3, and 4.

If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Meeting.

Q:	Is my vote confidential?

A:	Yes. It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a stockholder appear on a proxy card or other voting material.

Q:	Who will count the vote?

A:	Representatives of ADP Investor Communication Services, Inc. (“ADP”) will count the vote and serve as the inspectors of election.

Q:	What is the quorum requirement of the meeting?

A:	A majority of the outstanding shares determined on February 28, 2005, represented in person or by proxy at the Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On February 28, 2005, there were 777,096,058 shares outstanding.

Q:	What are broker non-votes?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange. On non-routine matters nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.” Broker non-votes will not affect the outcome of any matters being voted on at the Meeting, assuming that a quorum is obtained.

Q:	What vote is required to approve each proposal?

A:	In the election of directors, the five nominees receiving the highest number of “FOR” votes will be elected. The other proposals require the approving vote of at least a majority of the votes cast.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

Q:	How can I consolidate multiple accounts registered in variations of the same name?

A:	If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence.

Q:	I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A:	If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q:	I own my shares directly as a registered owner of Anheuser-Busch stock, and so do other members of my family living in my household. How can I change the number of copies of the annual report and proxy statement being delivered to my household?

A:	Family members living in the same household generally receive only one copy of the annual report, proxy statement, and most other mailings per household. The only item which is separately mailed for each registered stockholder or account is a proxy card, as discussed above. If you wish to start receiving separate copies in your name, apart from others in your household, you must contact Mellon Investor Services by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence and request that action. Within 30 days after your request is received we will start sending you separate mailings. If for any reason you and members of your household are receiving multiple copies and you want to eliminate the duplications, please contact Mellon Investor Services by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence and request that action. That request must be made by each person in the household.

Q:	Multiple shareowners live in my household, and together we received only one copy of this year’s annual report and proxy statement. How can I obtain my own separate copy of those documents for the meeting in April?

A:	You may pick up copies in person at the meeting in April or download them from our website, www.anheuser-busch.com (click on “Investor Info”). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed and are a stockholder of record, we will mail them promptly if you request them from our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence. We cannot guarantee you will receive mailed copies before the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or telephone;
•	returning a later-dated proxy card;
•	sending written notice of revocation to the Vice President and Secretary; or
•	completing a written ballot at the Meeting.

Q:	How will my dividend reinvestment shares be voted?

A:	Shares of common stock held by participants in the Company’s dividend reinvestment plan have been added to the participants’ other holdings on their proxy cards.

Q:	Who can attend the Annual Meeting?

A:	All Anheuser-Busch stockholders as of the close of business on February 28, 2005 may attend.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a stockholder of record or a participant in one of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans, your admission ticket is attached to your proxy card or voting instruction form. You will need to bring the admission ticket with you to the Meeting.

If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to bring the legal proxy with you to the Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Meeting. We can use that to verify your ownership of our common stock and admit you to the Meeting; however, you will not be able to vote your shares at the Meeting without a legal proxy.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Meeting and publish final results in our quarterly report on SEC Form 10-Q for the first quarter of 2005.

INFORMATION CONCERNING THE ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The Board of Directors of the Company is divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group II expires with this Annual Meeting. The terms of directors of Group III and Group I expire with the Annual Meetings in 2006 and 2007, respectively.

The following information is submitted respecting the nominees for election and the other directors of the Company:

Nominees for election at this meeting to a term expiring in 2008 (Group II Directors):

John E. Jacob
Mr. Jacob, 70, has been a director since 1990. He has been Executive Vice President—Global Communications of the Company since 2002. He was Executive Vice President and Chief Communications Officer of the Company from 1994 to 2002. He is also a director of Coca-Cola Enterprises, Inc. and Morgan Stanley.

Charles F. Knight
Mr. Knight, 69, has been a director since 1987. He has been Chairman Emeritus of Emerson Electric Co., a manufacturer of electrical and electronic equipment, since September 2004. He served as Chairman of the Board of Emerson Electric from 1974 to September 2004 and as Chief Executive Officer of Emerson Electric from 1973 to October 2000. He is also a director of BP p.l.c., International Business Machines Corporation, Morgan Stanley, and SBC Communications Inc.

Joyce M. Roché
Ms. Roché, 57, has been a director since 1998. She has been President and Chief Executive Officer of Girls Incorporated, a national nonprofit research, education, and advocacy organization, since 2000. She was an independent management consultant from 1999 to 2000 and President and Chief Operating Officer of Carson, Inc., a personal care products company, from 1996 to 1998. She is also a director of SBC Communications Inc., Tupperware Corporation, and The May Department Stores Company.

Henry Hugh Shelton
General Shelton, 63, has been a director since 2001. He has been President, International Operations of M.I.C. Industries, an international manufacturing company, since 2002. He served as Chairman of the Joint Chiefs of Staff from October 1997 to 2001. Prior to that, he served in the U.S. Army for 34 years as a specialist in airborne strategies and special operation tactics, including service as Commander in Chief of the U.S. Special Operations Command from 1996 to 1997. He is also a director of Anteon International Corporation and Red Hat, Inc.

Patrick T. Stokes
Mr. Stokes, 62, has been a director since 2000. He has been President and Chief Executive Officer of the Company since 2002. He was Senior Executive Vice President of the Company from 2000-2002. He is also Chairman of the Board and Chief Executive Officer of Anheuser-Busch, Incorporated and Chairman of the Board of Anheuser-Busch International, Inc. and has served in such capacities since 2000 and 1999, respectively. He served as Vice President and Group Executive of the Company from 1984 to 2000. He is also a director of Ameren Corporation and U.S. Bancorp.

The Board of Directors recommends a vote FOR these five nominees.

Directors whose term continues until 2006 (Group III Directors)

James J. Forese
Mr. Forese, 69, has been a director since 2003. He has been Operating Partner and Chief Operating Officer of Thayer Capital Partners, a private equity investment firm, since 2003. He was Chairman of the Board of IKON Office Solutions, Inc. (“IKON”) from 2000 until his retirement in 2003. He was President and Chief Executive Officer of IKON from 1998 to 2002, Executive Vice President and President of International Operations of IKON from 1997 to 1998, and Executive Vice President and Chief Operating Officer of IKON from 1996 to 1997. Prior to joining IKON, he spent 36 years with IBM Corporation (“IBM”) in numerous executive positions, including two years as Chairman and Chief Executive Officer of IBM Credit Corporation, three years as Vice President—Finance of IBM, and six years as Vice President and Controller of IBM. He is also a director of BFI Canada, Spherion Corporation, and Suntron Corporation.

Vernon R. Loucks, Jr.
Mr. Loucks, 70, has been a director since 1988. He has been Chairman of the Board of The Aethena Group, LLC, a healthcare merchant banking firm, since 2001. He was Chief Executive Officer of Segway L.L.C., a company providing solutions to short distance travel, from January to November 2003. He was Chairman of the Board of Baxter International Inc., a manufacturer of health care products, specialty chemicals, and instruments from 1980 to 1999 and was Chief Executive Officer of Baxter International from 1980 to 1998. He is also a director of Affymetrix, Inc., Edwards Lifesciences Corporation, Emerson Electric Co., Oscient Pharmaceuticals Corp., and Pain Therapeutics, Inc.

Vilma S. Martinez
Ms. Martinez, 61, has been a director since 1983. She has been a partner in the law firm of Munger, Tolles & Olson LLP since 1982. She is also a director of Burlington Northern Santa Fe Corporation and Fluor Corporation.

William Porter Payne
Mr. Payne, 57, has been a director since 1997. He has been a partner of Gleacher Partners LLC, an investment banking and asset management firm, since 2000. He was Vice Chairman of PTEK Holdings, Inc., an enhanced communications provider, from 1998 to 2000. Mr. Payne is also a director of Cousins Properties, Inc., Crown Crafts, Inc., and Jefferson-Pilot Corporation.

Edward E. Whitacre, Jr.
Mr. Whitacre, 63, has been a director since 1988. He has been Chairman of the Board and Chief Executive Officer of SBC Communications Inc., a communications holding company, since 1990. He is also a director of Burlington Northern Santa Fe Corporation.

Directors whose term continues until 2007 (Group I Directors):

August A. Busch III
Mr. Busch, 67, has been a director since 1963. He has been Chairman of the Board of the Company since 1977. He also served as President of the Company from 1974 to June 2002 and as Chief Executive Officer from 1975 to June 2002. He is also a director of Emerson Electric Co. and SBC Communications Inc.

Carlos Fernandez G.
Mr. Fernandez, 38, has been a director since 1996. He is Vice Chairman of the Board of Directors and Chief Executive Officer of Grupo Modelo, S.A. de C.V., a Mexican company engaged in brewing and related operations, which positions he has held since 1994 and 1997, respectively. During the last five years he has also served and continues to serve in key positions of the major production subsidiaries of Grupo Modelo, including Executive Vice President since 1994 and Chief Operating Officer since 1992. He is also a director of Emerson Electric Co. and Grupo Televisa, S.A. de C.V.

James R. Jones
Ambassador Jones, 65, has been a director since 1998. He has been Co-Chairman and Chief Executive Officer of Manatt Jones Global Strategies, LLC, a global consulting firm, since 2001. He has been Senior Counsel in the law firm of Manatt, Phelps & Phillips LLP since 1998. He was President of Warnaco International, an apparel company, from 1997 to 1998. He was the U.S. Ambassador to Mexico from 1993 to 1997. He is also a director of Kansas City Southern and Keyspan Energy Corp.

Andrew C. Taylor
Mr. Taylor, 57, has been a director since 1995. He is Chairman and Chief Executive Officer of Enterprise Rent-A-Car Company (“Enterprise”), an international car rental and related services company. He has been Chairman of Enterprise since November 2001 and Chief Executive Officer of Enterprise since 1991. He served as President of Enterprise from 1991 to October 2001. He is also a director of Commerce Bancshares, Inc.

Douglas A. Warner III
Mr. Warner, 58, has been a director since 1992. He was Chairman of the Board and Co-Chairman of the Executive Committee of J.P. Morgan Chase & Co., an international commercial and investment banking firm, from December 2000 until he retired in November 2001. From 1995 until 2000, he was Chairman of the Board, President and Chief Executive Officer of J.P. Morgan & Co., Incorporated. He is also a director of General Electric Company and Motorola, Inc.

Stock Ownership by Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock and the share units and share equivalents with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors and executive officers as a group as of January 31, 2005. As of January 31, 2005, there were 779,771,068 shares of common stock issued and outstanding. The number of shares shown for each individual does not exceed 1% of the common stock outstanding, with the exception of Mr. Busch III, whose shares represent 1.2% of the common stock outstanding. The number of shares shown for all directors and executive officers as a group represents 3.4% of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

Name	Number of Shares of Common Stock Beneficially Owned		Share Units and Share Equivalents(1)
W. Randolph Baker	1,951,132	(2)	6,833
August A. Busch III	8,982,104	(3)	25,688
August A. Busch IV	1,102,221	(4)	7,175
Carlos Fernandez G.	29,494	(5)	1,169
James J. Forese	11,667	(6)	—
John E. Jacob	995,762	(7)	18,397
James R. Jones	19,716	(8)(9)	—
Charles F. Knight	50,001	(8)	78,583
Stephen K. Lambright	1,753,125	(10)	—
Vernon R. Loucks, Jr.	22,001	(8)	4,326
Vilma S. Martinez	18,578	(8)	24,260
Douglas J. Muhleman	833,527	(11)	3,203
William Porter Payne	22,111	(8)	2,195
Joyce M. Roché	19,257	(8)	3,946
Henry Hugh Shelton	14,596	(12)	376
Patrick T. Stokes	5,095,246	(13)	19,689
Andrew C. Taylor	57,084	(8)	1,702
Douglas A. Warner III	22,001	(8)	2,648
Edward E. Whitacre, Jr.	9,001	(5)	20,958
All directors and executive officers as a group (31 persons)	27,008,870	(14)

(1)	Includes share unit balances in the Company’s deferred compensation plan for non-employee directors and share equivalent balances held by executives in the Company’s 401(k) Restoration Plan. Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of the Company’s common stock. The share units and share equivalents do not have voting rights.

(2)	The number of shares includes 1,660,415 shares that are subject to currently exercisable stock options, of which 172,160 are held in a family partnership.

(3)	The number of shares includes 4,123,401 shares that are subject to currently exercisable stock options, of which 275,000 are held in trusts for the benefit of children of Mr. Busch III. Of the shares shown, Mr. Busch III has shared voting and shared investment power as to 1,059,836 shares and 2,048,064 shares are held in trusts of which Mr. Busch III is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 83,933 shares beneficially owned by members of his immediate family are not included.

(4)	The number of shares includes 1,050,035 shares that are subject to currently exercisable stock options. Of those, 125,000 were granted to Mr. Busch III and presently are held in trusts for the benefit of Mr. Busch IV or his sister, of which Mr. Busch IV is a co-trustee.

(5)	The number of shares includes 5,001 shares that are subject to currently exercisable stock options.

(6)	The number of shares includes 1,667 shares that are subject to currently exercisable stock options.

(7)	The number of shares includes 899,238 shares that are subject to currently exercisable stock options, of which 80,000 are held in a trust for the benefit of the child of Mr. Jacob.

(8)	The number of shares includes 18,001 shares that are subject to currently exercisable stock options.

(9)	Mr. Jones has shared voting and shared investment power with respect to 1,070 of these shares.

(10)	The number of shares includes 1,579,395 shares that are subject to currently exercisable stock options. 22,264 shares owned by members of Mr. Lambright’s immediate family are not included.

(11)	The number of shares includes 790,523 that are subject to currently exercisable stock options. Mr. Muhleman has shared voting and shared investment power with respect to 1,515 of these shares.

(12)	The number of shares includes 10,001 shares that are subject to currently exercisable stock options.

(13)	The number of shares includes 4,669,496 shares that are subject to currently exercisable stock options, of which 494,938 are held in a family partnership, 351,252 shares that are held in a family partnership for which Mr. Stokes’ wife has shared voting and shared invest-

ment power and 15,645 shares that are held in a trust in which Mr. Stokes and his wife have an economic interest, but as to which they have no voting or investment power. 122 shares beneficially owned by a member of Mr. Stokes’ immediate family are not included.

(14)	The number of shares stated includes 20,440,302 shares that are subject to currently exercisable stock options or options that become exercisable within 60 days of January 31, 2005, 2,048,064 of the shares that are referred to in Note 3 and 366,897 of the shares that are referred to in Note 13 for which Mr. Stokes has no voting or investment power. The directors and executive officers as a group have sole voting and sole investment power as to 3,091,185 shares and shared voting and shared investment power as to 1,062,421 shares. 119,160 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

Principal Holders of Stock

The following table sets forth information regarding beneficial owners of more than 5 percent of the outstanding shares of the Company’s common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Barclays Global Investors, NA and Affiliates 45 Fremont Street San Francisco, CA 94105	45,006,583	5.68	%(a)

(a)	This information is based on the Schedule 13G dated February 14, 2005 filed by Barclays Global Investors, NA and affiliates with the Securities and Exchange Commission reporting on beneficial ownership as of December 31, 2004. In addition to Barclays Global Investors, NA, affiliates on the filing are Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited, and HYMF Limited. According to the filing, the reporting persons have sole voting power with respect to 39,922,152 shares and sole investment power with respect to 45,006,583 shares.

ADDITIONAL INFORMATION CONCERNING THE BOARD
OF DIRECTORS OF THE COMPANY

During 2004 the Board of Directors held nine meetings. No current director who served during 2004 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of which he or she was a member. It is the Company’s policy that directors are expected to attend the Annual Meeting of Stockholders and in 2004 all directors were in attendance with the exception of one director who had a schedule conflict. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

The Board of Directors has adopted Independence Criteria, which are described in the Company’s Corporate Governance Guidelines that are attached as Appendix A to this Proxy Statement. Directors who satisfy the criteria are considered to be “independent.” Messrs. Forese, Jones, Loucks, Payne, Shelton, Taylor, and Warner and Mses. Martinez and Roché meet these standards and are, therefore, considered to be independent directors, representing a majority of the Board members. As described in Appendix A, the non-management directors meet in regularly scheduled executive sessions without members of the Company’s management. The position of lead director at these sessions rotates annually among the independent directors.

Each director who is not an employee of the Company is paid an annual retainer of $60,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $2,000 for each Board of Directors meeting attended and a fee of $2,000 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairs of the Compensation, Conflict of Interest, Corporate Governance, Finance, and Pension Committees. An annual fee of $15,000 is paid to the Chair of the Audit Committee. The Company pays the travel and accommodation expenses of directors and (when requested by the Company) their spouses to attend meetings and other corporate functions, along with any taxes related to such payments. Such travel is by Company aircraft if available. As part of their continuing education, directors are encouraged to visit Company facilities and the Company pays their expenses related to such visits. The Company reimburses directors for their expenses in connection with attending director education courses. The Company also provides each non-employee director group term life insurance coverage of $50,000 and directors are eligible to participate in the Anheuser-Busch Foundation Matching Gift Program. The maximum gift total for a participant in the Program is $10,000 in any calendar year.

Directors who are not employees of the Company who serve as representatives of the Company’s Board of Directors on the Board of an affiliated company receive an annual fee of $60,000 less any board service fees paid to the director during the year by that affiliated company. The Board of Directors has appointed Mr. Jones as its representative on the Board of Directors of the Company’s affiliate Grupo Modelo, S.A. de C.V. Mr. Jones received director fees of $49,808 from the Company for this service in 2004.

Non-employee directors receive an annual grant of options to purchase 5,000 shares of the Company’s common stock. Directors who are unable to own the Company’s common stock due to possible conflicts with state alcoholic beverage control laws receive 5,000 stock appreciation rights (“SARs”) payable in cash in lieu of stock options. The exercise price of these options and SARs is equal to the fair market value of the Company’s common stock on the date of grant. The options and SARs become exercisable over three years and expire ten years after grant. Options and SARs normally vest in three equal installments on each of the first three anniversaries of their grant date.

Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors’ fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director’s election, such payments may be made either in a lump sum or over a period not to exceed ten years.

The Company’s Corporate Governance Guidelines and the charters of the standing committees of the Board of Directors are available on the Corporate Governance section of the Company’s website (under “Investor Info”) at www.anheuser-busch.com. These documents are also available in print to stockholders upon written request to: Vice President and Secretary, Anheuser-Busch Companies, Inc., Mail Code 202-6, One Busch Place, St. Louis, MO 63118. Information concerning certain of these standing committees is set out below:

Corporate Governance Committee

The Corporate Governance Committee recommends to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by stockholders at each Annual Meeting of the Company and recommends to the Board persons to fill vacancies on the Board of Directors. The Committee will consider nominees recommended by stockholders upon submission in writing to the Vice President and Secretary of the Company the names of such nominees, together with their qualifications for service as a director of the Company. The qualifications the Corporate Governance Committee believes directors must have and the process for identifying and evaluating director candidates (including recommendations by stockholders) are detailed in the Company’s Corporate Governance Guidelines (attached as Appendix A to this Proxy Statement and available on the Company’s website). The Committee identifies potential nominees from various sources, including soliciting recommendations from directors and officers of the Company. Individuals recommended by stockholders are evaluated in the same manner as other potential nominees. Annually, the Committee will also review the Company’s Corporate Governance Guidelines and oversee an evaluation of the Board of Directors and its committees, and periodically the Committee will review the compensation paid to the directors. During 2004, the Corporate Governance Committee held four meetings. The members of the Corporate Governance Committee, all of whom are independent, non-employee directors, are Ms. Martinez (Chair), Mr. Jones, Mr. Loucks, and Gen. Shelton.

Compensation Committee

The Compensation Committee carries out the Board’s responsibilities related to compensation of the executive officers and other senior executives of the Company, reviews the Company’s executive succession plans, administers the Officer Bonus Plan, and administers the Company’s stock option program. During 2004 the Compensation Committee held three meetings. The Committee’s report on 2004 executive compensation is on pages 20-22. The members of the Compensation Committee, all of whom are independent, non-employee directors, are Mr. Loucks (Chair), Mr. Forese, Ms. Martinez, and Mr. Payne.

Audit Committee

The functions of the Audit Committee are described under “Report of the Audit Committee” on page 19. The members of the Audit Committee, all of whom meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”) are Mr. Loucks (Chair), Mr. Forese, Ms. Martinez, Mr. Taylor, and Mr. Warner. The Board of Directors has determined that one of the Committee’s members, Mr. Forese, qualifies as an “audit committee financial expert” as defined by the SEC.

APPROVAL OF THE ANHEUSER-BUSCH OFFICER BONUS PLAN, AS AMENDED
(Item 2 on Proxy Card)

The Board of Directors has directed that there be submitted to the stockholders a proposal to approve the Anheuser-Busch Officer Bonus Plan, with the amendments described below (the “Bonus Plan”). A copy of the Bonus Plan is attached hereto as Appendix B.

The stockholders originally approved the Bonus Plan at the 1995 Annual Meeting and most recently reapproved the Bonus Plan at the 2000 Annual Meeting. In order to ensure that the Company is able to continue to fully deduct bonuses and awards paid under the Bonus Plan for federal income tax purposes, under current tax rules the Bonus Plan must be approved by the Company’s stockholders at least every five years. The purposes of the Bonus Plan are to attract and retain outstanding management personnel, to properly motivate such personnel to put forth their best efforts on behalf of the Company and its stockholders, and to provide a tax-deductible framework for granting annual bonuses to top executives. The Board believes that the Bonus Plan, as part of a coordinated incentive compensation program, has achieved those goals, and that approval of the Bonus Plan is necessary to continue the Plan’s effectiveness.

The Bonus Plan, as amended, differs from the most recently approved Bonus Plan in three respects. The definition of Eligible Employees is revised to mean “Officers of the Company and of Anheuser-Busch, Incorporated (“ABI”), and all members of the Company’s Strategy Committee,” whereas Eligible Employees was previously defined as “Officers of the Company and its Affiliates.” The list of Performance Criteria in Section 6 is amended to accomplish the following: (i) add the measurements of “pretax income,” “return on capital employed,” and “total shareholder return” and (ii) remove the measurements of “earnings” and “return on assets.” The maximum individual annual Bonus has been increased from $4 million to $6 million. These amendments to the Bonus Plan limit the scope of participation and provide optimal criteria by which to set Performance Goals and grant awards.

Summary Description of the Bonus Plan

The following is a description of the major provisions of the Bonus Plan:

Administration by Committee.  The Bonus Plan must be administered by a “Committee” comprised solely of two or more independent directors of the Company. The Compensation Committee is presently serving as the Committee for the Bonus Plan.

Bonus and Award Programs.  The Bonus Plan authorizes the Committee to establish programs (“Bonus Programs”) which allow payment of cash bonuses (“Bonuses”) to Participants based on pre-established minimum performance goal(s) for designated Performance Periods (as defined in the Bonus Plan).

Eligibility and Participation.  All officers of the Company and of ABI, and all members of the Company’s Strategy Committee (“Eligible Employees”) are eligible to participate in the Bonus Plan; approximately 60 individuals meet this requirement. For each Bonus Program, the Committee will designate as Participants in the Program one or more Eligible Employees; the Committee will also designate those Participants who are or may become “Covered Employees” (as defined in Section 162(m) of the Internal Revenue Code) for the applicable Performance Period.

Performance Periods.  Each Bonus Program will apply with respect to a designated Performance Period, which will be a fiscal year of the Company or such shorter period as the Committee may determine. Each Bonus Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code.

Performance Criteria and Goals.  The Committee will establish one or more objective, pre-established minimum performance goals (which may be Company-wide or specific to an affiliate, division, product, and/or geographic area) for each Bonus Program. Under the Bonus Plan, minimum performance goals must be based on one or more of the following criteria: sales, earnings per share, return on equity, pretax income, return on capital employed, total shareholder return, cash flow, market share, stock price, costs, productivity and economic value added. No Covered Employee will receive any Bonus under any program if the relevant minimum performance goal is not met.

Amounts of Bonuses.  For each Bonus Program, the Committee must establish one or more formulas or standards for determining the amounts of Bonuses which may be paid to Participants. Under the Bonus Plan as previously approved, the Bonus paid to any Covered Employee for any year could not exceed $4 million. Beginning with 2005, that limit has been increased to $6 million. The Committee has the discretion to establish the amount of any Bonus payable to any Participant other than a Covered Employee. The Committee may only reduce and may not increase the amounts payable to Covered Employees below the formula or standard amount to reflect individual performance and/or unanticipated factors (in either case, “Committee Discretion”).

Amendment and Termination.  The Board may amend the Bonus Plan from time to time. However, no amendments may be made to the Bonus Plan which would change the class of employees eligible to receive Bonuses, the performance criteria upon which minimum performance goals may be based, or the maximum amount of Bonuses which may be paid to a Covered Employee in a year, without stockholder approval. The Committee may amend the Bonus Plan in any way if the Committee determines that such amendment may be made without stockholder approval and without jeopardizing qualification of Bonuses to Covered Employees as performance-based compensation under Section 162(m) of the Code.

Acceleration Events.  Upon a Change in Control of the Company (as defined in the Bonus Plan), all Bonuses would become immediately payable in cash, with any uncompleted Performance Period deemed ended and appropriate adjustments made to minimum performance goals and formulas to reflect the shortening of such Performance Period. The Committee would not be permitted to exercise Committee Discretion to reduce the amounts of Bonuses payable to any Participant and could make no amendments adverse to any Participant without that Participant’s consent.

Federal Income Tax Consequences.  Each Participant in the Bonus Plan will realize ordinary income equal to the amount of any Bonuses received in the year of payment, and, with the possible exception of Bonuses paid upon a Change in Control, the Company will receive a deduction for the amount constituting ordinary income to all Participants in the Bonus Plan.

The 2005 Bonus Program

On February 23, 2005, the Committee established the 2005 Officer Bonus Program (the “2005 Bonus Program”) under the Bonus Plan. The Committee designated 2005 as the Performance Period and designated as Participants certain key employees of Anheuser-Busch Companies, Inc. and Anheuser-Busch, Incorporated, including the executive officers listed in the Summary Compensation Table on page 23. The 2005 Bonus Program establishes a minimum performance goal, a bonus pool, and a bonus formula, each of which is based on pretax income for 2005. Bonuses will be paid to Covered Employees under the 2005 Bonus Program only if the stockholders approve the Bonus Plan.

Estimate of Benefits

The amounts awarded as annual Bonuses under the Bonus Plan for 2002 through 2004 to the executive officers named in the Summary Compensation Table are set out in the bonus column of that table on page 23. The amounts that will be awarded to Participants under the Bonus Plan in 2005 and later years are not currently determinable. The amounts of Bonuses that would have been paid for 2004 if the 2005 Bonus Program had been used to determine the 2004 Bonuses would have been the same as those actually paid for 2004 as shown below:

Name	Amount of Payment
P. T. Stokes	$3,139,500
A. A. Busch III	1,345,500
A. A. Busch IV	986,700
W. R. Baker	627,900
S. K. Lambright	538,200
D. J. Muhleman	426,075
All Executive Officers (including the persons named above)	11,136,615
All Non-Executive Officer Employees	4,365,048

The Board of Directors recommends a vote FOR item 2, which reapproves the Officer Bonus Plan, as amended to provide for: (i) a revision to the definition of Eligible Employee, (ii) revisions to the criteria for the establishment of Performance Goals, and (iii) an increase in the maximum individual annual Bonus.

APPROVAL OF THE 1998 INCENTIVE STOCK PLAN, AS AMENDED
(Item 3 on Proxy Card)

The Board of Directors has directed that there be submitted to the stockholders a proposal to reapprove the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan with the amendments described below (the “1998 Plan”). The stockholders originally approved the 1998 Plan at the 1998 Annual Meeting and most recently amended the 1998 Plan at the 2003 Annual Meeting. This proposal amends the 1998 Plan by providing for: (i) an increase of 32 million shares which may be issued pursuant to awards under the 1998 Plan, (ii) stockholder approval of any material revision to the 1998 Plan as required by applicable New York Stock Exchange (“NYSE”) requirements, and (iii) the establishment by the Compensation Committee (the “Plan Committee”) of Performance Goals (as set forth below) such that the recognition of income relating to performance-based Restricted Stock held by a “Covered Employee” (as defined in Section 162(m) of the Internal Revenue Code) will qualify as “performance-based compensation” (as defined in Section 162(m) of the Internal Revenue Code). This proposal to reapprove the 1998 Plan will ensure that that the Company will be able to fully deduct certain compensation from Restricted Stock awarded under the 1998 Plan.

A copy of the 1998 Plan as proposed to be amended is attached hereto as Appendix C.

Reasons for Amending the 1998 Plan

The Board of Directors believes that the Company’s long-term success is dependent upon its ability to attract and retain outstanding individuals, to motivate them to exert their best efforts on behalf of the Company’s interests, and to reward them when their efforts succeed. The purpose of the 1998 Plan is to provide the Company with a critical tool to make that happen. The Company has had a stock option program for over 20 years. The Board of Directors believes that the 1998 Plan and its predecessors have been and continue to be efficient and effective in fulfilling their purposes. Stock awards make up a crucial part of the compensation package the Company can offer both to existing personnel and persons being recruited. Stock awards align management’s interests directly with those of the stockholders, as the value of stock awards is directly linked to the market value of the Company’s stock. As of February 28, 2005, only 1,788,117 shares remain available for new grants. Increasing the shares for the 1998 Plan would allow the Company to continue this effective program.

In order to conform to NYSE requirements, the 1998 Plan is being amended to require that any material revision to the terms of the 1998 Plan be subject to stockholder approval as required by applicable NYSE requirements.

Under current tax rules, the material terms of the Performance Goals must be established and approved by the Company’s stockholders so that the Company will be allowed to fully deduct compensation from Restricted Stock granted to Covered Employees under the 1998 Plan. Accordingly, the amended Plan provides that these Performance Goals will be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, earnings per share, return on equity, pretax income, return on capital employed, total shareholder return, cash flow, market share, stock price, costs, productivity and economic value added. For each grant of Restricted Stock to a Covered Employee, the Plan Committee shall designate one or more objective performance goals based upon one or more of the criteria listed above (“Performance Goals”).

Summary Description of the 1998 Plan

The 1998 Plan currently authorizes the grant of several types of stock-based awards, including incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), limited stock appreciation rights (“Limited Rights”), and Restricted Stock. ISOs and NQSOs are types of stock options, allowing the recipient to purchase a fixed number of shares of stock for a fixed price: ISOs enable the recipient to enjoy a special tax treatment upon exercise which is not available to holders of NQSOs. An SAR is the right to receive stock, cash, or other property equal in value to the difference between the base price of the SAR and the market price of the Company’s stock on the exercise date. A Limited Right is a special kind of cash-only SAR which is exercisable only for a limited time after the occurrence of certain events relating to a change in control of the Company. “Restricted Stock” is common stock which the Company grants subject to transfer restrictions and possible forfeiture events; at the time of grant the Committee establishes vesting criteria. The restrictions and forfeiture risk end when the vesting criteria are met.

Approximately 2800 officers and management employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the 1998 Plan (the “Participants”). Non-employee directors are ineligible for awards. The 1998 Plan is administered by the Plan Committee which consists entirely of independent directors. Within the limits of the 1998 Plan, the Plan Committee determines when and to whom awards are granted, the types of award granted, the number of shares subject to each award, the award’s exercise or base price (as applicable) and duration, when awards become exercisable, non-forfeitable, or otherwise vested, and other terms and conditions which the Plan Committee deems appropriate.

The 1998 Plan presently authorizes the issuance of 88 million shares of the Company’s common stock pursuant to awards; of that, only 1.8 million shares presently are available for new awards. If this item 3 is approved by the stockholders, the number of shares available for new awards will increase to 33.8 million. No more than 1.5 million shares of Restricted Stock may be awarded under the 1998 Plan. Further, the number of shares that may be awarded to any one person in any calendar year may not exceed (i) 375,000 shares in the case of awards of Restricted Stock and (ii) 1.5 million shares in the case of awards other than Restricted Stock. Appropriate adjustments in these share limits and in the terms of outstanding awards are required for stock splits and similar events. The authority to make new award grants under the 1998 Plan will expire on April 21, 2008.

Currently, no Restricted Stock has been issued under the 1998 Plan. If Item 3 is approved by the stockholders, the 1998 Plan will require that Restricted Stock issued to a Covered Employee will vest only upon the achievement of one or more Performance Goals as established by the Plan Committee.

The terms of awards cannot exceed ten years. The option price of options and the base price of SARs and Limited Rights cannot be less than 100% of the market value of the Company’s stock on the grant date, except in certain limited instances such as an adjustment for a stock split or the Company’s assumption of options granted by another corporation which is acquired by the Company. The Plan Committee is not permitted to grant options or SARs in exchange for so-called “underwater” options or SARs (which have an option or base price higher than the then-current market value of the Company’s stock), nor is it permitted to grant any options or SARs with a so-called “reload” feature (under which new awards are granted automatically upon exercise of outstanding ones). Optionees may pay the option price in cash or Company stock, including (if permitted by the Plan Committee) shares otherwise issuable in connection with the exercise, but not including shares of unvested Restricted Stock. The Plan Committee has authority to permit withholding taxes related to exercises or vesting to be paid with stock; the Plan Committee currently permits required withholding taxes related to NQSO exercises to be paid with stock otherwise issuable in connection with the exercise. The Plan Committee may accelerate vesting of awards at any time in its discretion. The 1998 Plan provides for automatic vesting of awards upon the occurrence of certain change-in-control events relating to the Company. In the Plan Committee’s discretion, award agreements may provide that awards are forfeited if the recipient takes any action prohibited by the award agreement, or if certain events occur or fail to occur.

The Plan Committee has developed certain policies and practices for options under the 1998 Plan which it presently intends to continue. These policies, which the Plan Committee may alter over the life of the 1998 Plan, implement and supplement the 1998 Plan’s provisions. Options are granted with ten-year terms, which can be shortened if the optionee’s employment terminates or certain other events occur. Options normally vest in equal installments on the first three anniversaries of the grant date. Options vest sooner if the optionee dies, retires, or becomes disabled. Although options generally are not transferable, the Plan Committee has permitted executive officers to transfer NQSOs to family members, family trusts, and family partnerships (primarily for gift and estate planning purposes). The Plan Committee has permitted a limited portion of such NQSOs to vest upon transfer. None of these transfers have reduced or deferred (i) the compensation income that the optionee would otherwise recognize from an exercise of the NQSOs or (ii) the Company’s tax deduction that would otherwise result from the exercise of the NQSOs. Options are forfeited if the optionee voluntarily terminates his or her employment during the first two years after grant, or is dismissed from employment at any time, among other things.

The 1998 Plan may be amended by the Board of Directors at any time. Certain amendments which increase the number of authorized shares, increase the maximum number of shares which may be awarded to any person in any calendar year, change the class of eligible employees, or otherwise cause a material revision to the terms of the 1998 Plan must be approved by the Company’s stockholders. The closing price of Company stock on February 28, 2005, as reported on the New York Stock Exchange, was $47.45 per share.

Awards Granted under the 1998 Plan

As of February 28, 2005, 81,263,031 stock options were outstanding under the 1998 Plan. No other types of awards have been granted under the 1998 Plan. No awards have been made from the additional shares which are the subject of this item. Information regarding options granted in 2004 to certain executive officers of the Company under the 1998 Plan is set forth in the table captioned “Option Grants in 2004” on page 25, and information regarding outstanding options is set forth in the table captioned “Aggregated Option Exercises in 2004 and 2004 Year-End Option Values” on page 26. Because grants are discretionary, the Company is not able to predict the amounts, types, or recipients of future grants. If the proposed amendment had been approved prior to 2004, the grants would have been the same as those actually made in 2004 as shown below:

Name	Number of Options Granted
P. T. Stokes	900,000
A. A. Busch III	450,000
A. A. Busch IV	500,000
W. R. Baker	300,000
S. K. Lambright	225,000
D. J. Muhleman	230,000
All Executive Officers (including the persons named above)	4,315,000
All Non-Executive Officer Employees	9,762,881

Federal Income Tax Considerations

ISOs

An optionee does not recognize taxable income and the Company is not entitled to a deduction on the grant or exercise of ISOs. If an optionee holds the shares acquired (“ISO Shares”) for at least one year from the exercise date and two years from the grant date (the “Required Holding Periods”), the optionee’s gain or loss upon a sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the optionee’s basis in the ISO Shares. The Company will not be entitled to a deduction. If an optionee disposes of the ISO Shares without satisfying the Required Holding Periods, the “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the ISO Shares on the exercise date (or generally, the sale price, if less) over the optionee’s basis in the ISO Shares. The Company will ordinarily be entitled to a deduction at the same time equal to the amount of the ordinary income resulting from a disqualifying disposition.

An optionee does recognize income for alternative minimum tax (“AMT”) purposes upon exercise of ISOs; that amount is also included in the optionee’s AMT basis in the ISO Shares. AMT gain or loss is equal to the excess of the amount realized less the optionee’s AMT basis. Income from a disqualifying disposition generally is not income for AMT purposes. However, if the disqualifying disposition occurs in the same calendar year as the exercise date, the optionee will recognize income for AMT purposes, but the amount of such income cannot exceed the amount of income recognized for regular income tax purposes.

NQSOs, SARs, and Limited Rights

An optionee does not recognize taxable income on the grant of NQSOs or SARs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares underlying the option exercised exceeds the option price. The amount of income in the case of an SAR exercise is the amount of cash received plus the fair market value of any shares received. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the optionee from the exercise of NQSOs or SARs. NQSOs which are transferred by gift continue to be taxed to the optionee on the exercise date in the manner described above. The above discussion with respect to the tax treatment of SARs also applies to Limited Rights.

Restricted Stock

A recipient of Restricted Stock generally does not recognize income and the Company generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and the Company is entitled to a deduction on the date on which vesting occurs (“Vesting Date”). The amount of income recognized and the amount of the Company’s deduction will equal the fair market value of the vested stock on the Vesting Date. However, the recipient may elect to include in income the fair market value of the Restricted Stock at the time of grant. If such election is made, the Company’s deduction will equal the fair market value of the Restricted Stock at the time of grant.

Any dividends on the Restricted Stock paid to the recipient prior to the Vesting Date will be includible in the recipient’s income as compensation and deductible as such by the Company.

Parachute Payments

The 1998 Plan provides for accelerated vesting of all unvested awards upon a change in ownership or control of the Company, which may cause certain amounts to be characterized as “parachute payments.” An employee generally is deemed to have received a parachute payment in the amount of compensation that is contingent upon an ownership change if such compensation exceeds, in the aggregate, three times the employee’s Base Amount. The “Base Amount” is generally the employee’s average annual compensation for the five preceding years. An employee’s “excess parachute payment” is the excess of the employee’s total parachute payments over the Base Amount. An employee will be subject to a 20% excise tax on, and the Company will be denied a deduction for, any “excess parachute payment.”

$1,000,000 Deduction Limit

The Company is not allowed a deduction for compensation paid to certain top executive officers (“Covered Employees”) in excess of $1,000,000 each in any taxable year, except to the extent such excess constitutes performance-based compensation. Compensation from past awards under the 1998 Plan constitutes performance-based compensation, and compensation from new awards will also be performance-based if the proposed amendment is approved, except that compensation from Restricted Stock generally will be performance-based only if the vesting conditions as established by the Plan Committee are based upon Performance Goals.

The Board of Directors recommends a vote FOR item 3, which reapproves the 1998 Incentive Stock Plan as amended to provide for: (i) an increase in the number of shares available for new awards under the Plan, (ii) require stockholder approval of any material revisions, including repricing, and (iii) the establishment by the Plan Committee of Performance Goals pursuant to which performance-based Restricted stock may be issued to Covered Employees.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on Proxy Card)

Action will be taken with respect to the approval of the independent registered public accounting firm for the Company for the year 2005. The Audit Committee has selected PricewaterhouseCoopers LLP, subject to the approval of the stockholders. If the stockholders do not approve this selection, the Audit Committee will consider other independent registered public accounting firms.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by stockholders. For additional information regarding the Company’s relationship with PricewaterhouseCoopers LLP, please refer to the “Report of the Audit Committee” below.

The Board of Directors recommends a vote FOR item 4, which approves the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, to audit the books and accounts of the Company and the Company’s internal control over financial reporting for 2005.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, attached as Appendix D to this Proxy Statement. The Audit Committee assists the full Board of Directors in fulfilling its oversight responsibilities. Management of the Company prepares financial statements, makes estimates and judgments in the preparation of the financial statements, establishes the system of internal controls, and assesses the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, including a discussion of the acceptability as well as the appropriateness of significant accounting principles. The Audit Committee also reviewed with management and PricewaterhouseCoopers the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the acceptability as well as the appropriateness of the Company’s application of accounting principles. PricewaterhouseCoopers has the responsibility for expressing an opinion on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee: has received written disclosures and a letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1; and has discussed with PricewaterhouseCoopers its independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters included in such written disclosures and letter. The Audit Committee concluded that the non-audit services provided by PricewaterhouseCoopers do not impact PricewaterhouseCoopers’ independence.

The Audit Committee discussed with the Vice President – Internal Audit and PricewaterhouseCoopers the overall scope and plans for their respective audits. The Audit Committee meets with the Vice President – Internal Audit and PricewaterhouseCoopers, with and without management present, to discuss the results of their audits, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, PricewaterhouseCoopers’ opinions regarding the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee held six meetings in 2004.

In reliance on the reviews and discussions noted above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the U.S. Securities and Exchange Commission. The Audit Committee also selected, subject to shareholder approval, PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2005.

The Audit Committee:
Vernon R. Loucks, Jr. (Chair)
James J. Forese
Vilma S. Martinez
Andrew C. Taylor
Douglas A. Warner III

Fees Paid to PricewaterhouseCoopers

The following fees were billed by PricewaterhouseCoopers, the Company’s independent registered public accounting firm, for services rendered for the year ($ in millions):

	2004	2003
Audit Fees	$4.5	$3.1
Audit Related Fees	2.5	0.8
Tax Fees	1.7	1.9
Total PricewaterhouseCoopers Fees	$8.7	$5.8

Audit Fees represent services rendered for the audit of the Company’s consolidated annual financial statements and reviews of the Company’s consolidated quarterly financial statements, including statutory audit work for foreign operations and the audit of internal controls.

Audit Related Fees are for assurance and other activities not explicitly related to the audit of the Company’s financial statements, and include audits of benefit plans, financial due diligence, internal controls reviews, and special projects.

Tax Fees represent work performed for domestic and international income tax compliance and tax audits, corporate-wide tax planning, executive tax consulting and preparation, and expatriate tax consulting and preparation. On June 30, 2004, PricewaterhouseCoopers ceased providing executive tax consulting and preparation work for the Company’s executives and did not provide services to the officers named in the Summary Compensation Table on page 23.

The Audit Committee is directly responsible for determining the compensation of the independent registered public accounting firm. Pre-approval by the Audit Committee is required for any engagement of PricewaterhouseCoopers, and the Audit Committee has established the following pre-approval policies and procedures. Annually, the Audit Committee pre-approves services to be provided by PricewaterhouseCoopers. The Audit Committee also considers engagement of PricewaterhouseCoopers to provide other services during the year. Requests for approval are submitted to the Audit Committee by the office of the Company’s Vice President — Internal Audit. Requests are required to include an adequate explanation of the services in sufficient detail for the Audit Committee to determine whether the request is consistent with the SEC’s rules on auditor independence. In determining whether to approve the engagement of PricewaterhouseCoopers, the Audit Committee considers whether such service is consistent with the independence of the registered public accounting firm. The Audit Committee also considers the amount of audit and audit related fees in comparison to all other fees paid to the registered public accounting firm and reviews such comparison each year.

EXECUTIVE COMPENSATION
Report of the Compensation Committee

The Compensation Committee, composed of four independent directors, establishes and administers the executive compensation program for the Company’s top executives.

Compensation Philosophy

The Committee adheres to several guiding principles in carrying out its responsibilities:

•	Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

•	The Company should provide a base salary to employees that will maintain its competitive market position. The Company should offer an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Stock options should be used to foster a long-term perspective aligned with that of the shareholders.

•	Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

•	The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. An external compensation consultant should annually report to the Committee on the competitive mix of base, bonus, and long-term incentives for a comparator group of national companies.

2004 Compensation

The Committee considers several factors when determining compensation for executive officers, including the Chief Executive Officer:

•	Overall Company Performance. In addition to their current knowledge of Company operations through participation at regular Board meetings, the Committee specifically looked at annual and long term earnings and cash flow growth; market share gains; return to shareholders (see chart on page 24); progress toward long-term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

•	Individual Performance. The Committee considers, in addition to business results, the executive’s achievement of various other managerial objectives, personal development goals, and prior compensation levels, including awards of long term incentives.

•	Competitive Compensation. The Committee is provided a report from a compensation consulting firm which details Anheuser-Busch compensation practices relative to a comparable group of 20 companies. This group is comprised of large national consumer goods companies. The companies in the sample are chosen in consultation with the consulting firm to be representative of the types of companies Anheuser-Busch competes with for executive talent. The report reviews base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group. The consulting firm believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also provides guidance to develop benchmarks for those positions not specifically included in the sample.

Salary:

The Company does not have an employment agreement with Mr. Stokes or any of its other executive officers. In setting base salaries the Committee generally considers the median for the positions at the comparator companies and the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, gross and operating margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders. An executive’s salary is considered to be at the market level if it is within ±20% of the median compensation for base salary. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Stokes’ 2004 base annual salary of $1,461,000 was at the market level of salaries for CEOs in the comparable group of companies.

Actual 2004 salaries for the executive officers included in the compensation table on page 23 were within ±20% of the median salary where appropriate benchmarks were available and were determined by a subjective evaluation of responsibilities, individual performance, and to a lesser degree, length of service.

Bonus:

2004 bonuses for Mr. Stokes, 18 other executive officers and 32 other officers were paid under the Officer Bonus Plan (the “Plan”), which was most recently reapproved by shareholders at the 2000 Annual Meeting. The Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 2004 the Committee adopted the 2004 Officer Bonus Program (“2004 Program”), which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 2004 after adjustments for certain items. The Committee also determined a bonus formula for allocating the pool among the participants in which amounts for participants were expressed as a percentage of the total pool.

In February 2005 the Committee certified that the 2004 performance goal was met and approved individual bonuses. The Committee, through the exercise of discretion and after taking into consideration individual performance and competitive compensation levels, approved bonus payments that were less than the maximum avail-

able in the bonus pool and generally less than the prior year’s bonuses. Due to regulations of the Internal Revenue Service and provisions of the Plan and 2004 Program, any adjustments to the bonuses for the participating executives named in the summary compensation table on page 23 could only be reductions from the amounts determined by formula. Bonuses for other participants were determined after subjectively taking into consideration individual performance toward corporate or divisional objectives. Mr. Stokes’ 2004 bonus was $3,139,500.

Long-Term Incentives:

Stock options are the Company’s only long-term incentive and are considered by the Committee to be an effective method of aligning the interests of executives with those of the Company’s stockholders. Stock option awards are made to approximately 2800 middle and upper level managers, including Mr. Stokes and the other executive officers included in the compensation table on page 23. Each stock option permits the executive to purchase one share of Anheuser-Busch stock from the Company at the market price of Anheuser-Busch stock on the date of grant. The stock option grants vest over a three-year period of service. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits and are generally above the median for the peer group. In keeping with the Committee’s philosophy of aligning management and stockholder interests and in having a significant portion of total compensation be at risk, in 2004, the Committee granted Mr. Stokes options for 900,000 shares under the 1998 Incentive Stock Plan. This award was at the 75th percentile of his peer group.

The Company plans to begin expensing stock options in the First Quarter of 2005. This change in accounting treatment is not expected to affect the Committee’s practices for grants of stock options.

Other Compensation:

The Committee reviewed the Company’s executive retirement plans, including the 401(k) plan, the deferred compensation plan, and the supplemental executive pension plan and the methods by which benefits are earned under the plans. The Committee found the plans to be appropriate components of the Company’s compensation program. The Committee reviewed the Company’s policy of generally entering into post-retirement consulting agreements with retiring executive officers to assist with orderly successions and to avoid executives competing with the Company following retirement. In that connection, the Committee approved the post-retirement consulting agreement with Mr. Lambright, which is described on page 29.

Policy on Deductibility of Compensation Expenses

The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its stockholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the tax deductibility of compensation expenses.

Stock options granted under the 1998 Incentive Stock Plan and bonuses paid to executive officers pursuant to the Officer Bonus Plan are designed to qualify as performance-based compensation.

The Compensation Committee:
Vernon R. Loucks, Jr. (Chair)
James J. Forese
Vilma S. Martinez
William Porter Payne

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee (Vernon R. Loucks, Jr., James J. Forese, Vilma S. Martinez, and William Porter Payne) are independent, non-employee directors.

Summary Compensation Table

	Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Awards of Stock Options (#)	All Other Compensation ($)(3)
P. T. Stokes	2004	1,461,000	3,139,500	14,780	900,000	146,146
President and Chief	2003	1,391,250	3,500,000	16,122	1,354,200	147,716
Executive Officer	2002	1,325,000	3,100,000	16,060	1,354,200	131,028
A. A. Busch III	2004	600,000	1,345,500	32,442	450,000	97,151
Chairman of the Board	2003	600,000	1,500,000	37,977	750,000	105,564
	2002	900,000	2,700,000	40,972	1,000,000	131,592
A. A. Busch IV	2004	900,000	986,700	12,499	500,000	77,821
Vice President	2003	800,000	1,000,000	11,814	600,000	71,718
and Group Executive	2002	600,000	700,000	11,875	500,000	53,228
W. R. Baker	2004	590,000	627,900	7,499	300,000	64,123
Vice President and	2003	560,000	670,000	9,203	325,000	64,841
Chief Financial Officer	2002	530,000	625,000	11,126	300,000	58,742
S. K. Lambright(4)	2004	568,409	538,200	9,011	225,000	118,619
Former Group Vice	2003	570,000	600,000	11,412	225,000	73,197
President and Chief	2002	540,000	550,000	13,609	225,000	67,273
Legal Officer
D. J. Muhleman	2004	550,000	426,075	9,160	230,000	54,650
Group Vice President,	2003	510,000	440,000	10,289	230,000	50,909
Brewing, Operations and	2002	400,000	400,000	5,501	225,000	39,354
Technology, Anheuser-
Busch, Incorporated

(1)	Salary and bonus amounts include any amounts deferred under the Executive Deferred Compensation Plan. Officers who defer salary or bonus are credited with returns based on market rates. The table does not include any such returns.

(2)	The Company owns corporate aircraft and corporate residences. Subject to compliance with written Company policies, Company personnel, including executive officers, using the corporate aircraft or corporate residences for business purposes are permitted to invite family members or other guests to accompany them on the aircraft or to join them in the use of the corporate residences. The Company does not incur any additional incremental costs as a result of such accompaniment or use and the table above does not include any amount for these arrangements. These arrangements are included in the compensation of the Company personnel as required by tax law.

The Company also allows Company executives, including the executive officers, to use corporate residences for personal use when the residences are not needed for business purposes. Executives pay a fee to cover the incremental costs to the Company and any excess of the fair market value over that cost is considered additional compensation to the executive for tax purposes.

The Company believes Mr. Busch III and his family are subject to security risks as a result of his employment and association with the Company and has concluded that it is appropriate to provide security protection for them at his home. Since the Company does not consider the security arrangements to be compensatory, and the need for them arises from his business duties, the costs are not reflected in the table above. As a result of the security arrangements for Mr. Busch III, the Company incurred incremental costs of approximately $243,000 in 2004, $237,000 in 2003 and $230,000 in 2002.

(3)	The 2004 amounts disclosed in this column include:

(a)	Company matching contributions and certain other allocations under certain defined contribution and deferred compensation plans of $120,216 for Mr. Stokes, $49,512 for Mr. Busch III, $72,942 for Mr. Busch IV, $48,198 for Mr. Baker, $47,650 for Mr. Lambright and $44,703 for Mr. Muhleman.

(b)	Payments in connection with life and accidental death insurance coverage of $23,430 for Mr. Stokes, $39,180 for Mr. Busch III, $4,880 for Mr. Busch IV, $15,925 for Mr. Baker, $14,239 for Mr. Lambright and $8,747 for Mr. Muhleman.

(c)	Payment of director fees and awards from subsidiary or affiliated companies of $2,500 for Mr. Stokes, $8,460 for Mr. Busch III, $5,480 for Mr. Lambright, and $1,200 for Mr. Muhleman.

(d)	Payment of a fee of $51,250 to Mr. Lambright in December 2004 for post-retirement consulting services.

(4)	Mr. Lambright retired from the Company effective December 2, 2004. A description of his post-retirement consulting agreement appears on page 29.

Comparison of Five Year Cumulative Total Return*
Anheuser-Busch Companies, Inc., S&P 500 Index
and Russell Top 200 Index**
(12/31/99-12/31/04)

	1999	2000	2001	2002	2003	2004
Anheuser-Busch	$100.0	$130.5	$131.7	$143.2	$158.4	$155.3
S&P 500	100.0	90.9	80.1	62.5	80.4	89.1
Russell Top 200 Index	100.0	87.9	75.1	57.5	72.9	78.9

*	Assumes $100 invested on December 31 of first year of chart in Anheuser-Busch Companies, Inc. Common Stock, S&P 500 Index, and the Russell Top 200 Index and that all dividends were reinvested.

**	The Company has elected to compare shareholder returns with the Russell Top 200 Index because only one of the other two leading domestic brewers was independent and domestically based during the survey period. (As a result of the recent merger between Adolph Coors Company and Molson Inc., Anheuser-Busch has become the sole remaining leading brewer that is independent and domestically based.) The Russell Top 200 Index is comprised of the 200 largest publicly held United States companies, including Anheuser-Busch, based on market capitalization.

***	Compound Annual Growth Rate.

Option Grants in 2004

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2004(3)	Exercise Price ($/sh)	Expiration Date	0%(4)	5%	10%
P. T. Stokes	900,000	6.36	50.285	11/23/14	$0	$28,461,570	$72,127,206
A. A. Busch III	450,000	3.18	50.285	11/23/14	0	14,230,785	36,063,603
A. A. Busch IV	500,000	3.54	50.285	11/23/14	0	15,811,983	40,070,670
W. R. Baker	300,000	2.12	50.285	11/23/14	0	9,487,190	24,042,402
S. K. Lambright	225,000	1.59	50.285	12/02/09	0	3,125,884	6,907,386
D. J. Muhleman	230,000	1.63	50.285	11/23/14	0	7,273,512	18,432,508
All Shareholders	N/A	N/A	N/A	N/A	0	24,876,760,700	63,042,595,591
All Employee Optionees	14,077,881	100.0	N/A	N/A	0	445,198,439	1,128,220,248
Employee Optionee Gain as % of All Shareholders Gain	N/A	N/A	N/A	N/A	N/A	1.8%	1.8%

(1)	All options granted to the named officers were granted on November 24, 2004. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date; however, the Compensation Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee’s death, disability, or retirement (under certain circumstances), or if certain events occur which would result in a change in control of the Company. The one-third of the 2004 grant which normally would become exercisable on November 24, 2005 was made eligible for earlier vesting if transferred in gifts to certain family members, trusts, or partnerships. Transfers to family members, trusts, or partnerships will not reduce or defer (i) the compensation income that an optionee would otherwise recognize from an exercise of the options or (ii) the Company’s tax deduction that would otherwise result from the option exercise. A tax payment feature allows the use of option stock to pay the minimum withholding taxes related to an option exercise. The number of options granted with the tax payment feature in 2004 to the named officers were: Mr. Stokes, 898,012; Mr. Busch III, 448,012; Mr. Busch IV, 498,012; Mr. Baker, 298,012; Mr. Lambright, 223,012; and Mr. Muhleman, 228,012.

(2)	The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price. Potential realizable values for all shareholders are based on 786,642,644 shares outstanding at November 30, 2004 and a per share price of $50.285, which represents the fair market value of the Company’s stock on the date of the grants.

(3)	Based on 14,077,881 options granted to 2,800 employees during 2004.

(4)	No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders. A zero percent stock price appreciation will result in zero dollars for the optionees.

Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

			Number of Securities Underlying Unexercised Options at 12/31/04 (#)		Value of In-the-Money Options at 12/31/04 ($)(1)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable/ Unexercisable		Exercisable/ Unexercisable
P. T. Stokes	8,036	320,970	4,669,496	/	36,937,775	/
			2,254,198		919,301
A. A. Busch III	376,668	8,232,531	4,123,401	/	29,740,736	/
			1,283,331		559,749
A. A. Busch IV	70,000	1,638,320	1,050,035	/	4,654,087	/
			1,066,665		432,499
W. R. Baker	64,360	2,410,592	1,660,415	/	22,910,812	/
			616,665		259,499
S. K. Lambright	0	0	1,579,395	/	11,758,600	/
			0		0
D. J. Muhleman	70,277	2,298,004	790,523	/	7,316,935	/
			458,332		197,399

(1)	Value before income taxes payable as a result of exercise.

(2)	Based on the average of the high and low price of the Company’s common stock on the New York Stock Exchange—Composite Transactions for 12/31/04 ($50.84).

Pension Plans Table

	Years of Service
Eligible Remuneration	5	10	15	20	25	30 or More
$ 500,000	$41,667	$83,333	$125,000	$166,667	$208,333	$250,000
1,000,000	83,333	166,667	250,000	333,333	416,667	500,000
1,500,000	125,000	250,000	375,000	500,000	625,000	750,000
2,000,000	166,667	333,333	500,000	666,667	833,333	1,000,000
2,500,000	208,334	416,667	625,000	833,333	1,041,667	1,250,000
3,000,000	250,000	500,000	750,000	1,000,000	1,250,000	1,500,000
3,500,000	291,667	583,333	875,000	1,166,667	1,458,333	1,750,000
4,000,000	333,333	666,667	1,000,000	1,333,333	1,666,667	2,000,000
4,500,000	375,000	750,000	1,125,000	1,500,000	1,875,000	2,250,000
5,000,000	416,668	833,334	1,250,000	1,666,666	2,083,334	2,500,000
5,500,000	458,333	916,667	1,375,000	1,833,333	2,291,667	2,750,000
6,000,000	500,000	1,000,000	1,500,000	2,000,000	2,500,000	3,000,000
6,500,000	541,667	1,083,333	1,625,000	2,166,667	2,708,333	3,250,000
7,000,000	583,333	1,166,667	1,750,000	2,333,333	2,916,667	3,500,000

The Pension Plans Table above shows a range of estimated total annual normal retirement pension benefits from qualified and non-qualified defined benefit pension plans for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee’s annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. An employee’s accrued annual pension will not be reduced after age 55. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The table shows the benefit payable at normal retirement age (65), payable in the form of a life annuity with ten years of guaranteed payments. This is subject to actuarial adjustment for an employee who retires after age 65. Amounts shown do not reflect the applicable deduction for Social Security benefits. Employees may choose from several payment options, including a lump sum.

Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Stokes—36 years and $4,961,000; Mr. Busch III—47 years and $4,500,000; Mr. Busch IV—18 years and $1,936,700; Mr. Baker—34 years and $1,260,000; Mr. Lambright—27 years and $1,215,000; and Mr. Muhleman—26 years and $1,000,825.

Change in Control Arrangements

An employee who is involuntarily terminated within three years after a change in control receives an additional five years of age and service in the calculation of the annual pension benefit under the Company’s tax- qualified pension plan. The minimum increase in benefits under this provision is 15%.

Under the Company’s plans which are not tax-qualified, vesting and payment of the benefits are accelerated upon a change in control. If special additional tax were imposed on a participant as to such benefits on account of a change in control, the participant’s benefits would be increased to the extent required to put the participant in the same position after payment of the special tax as if the special tax had not been imposed.

Equity Compensation Plans

The following table sets forth, for the Company’s equity compensation plans, the number of outstanding option grants under such plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for issuance under such plans, all as of December 31, 2004.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares to be Issued upon Exercise of Outstanding Options)
Equity compensation plans approved by security holders(1)	91,741,974	$43.92	1,973,426
Equity compensation plans not approved by security holders(2)	114,665	$50.24	834,049
Total	91,856,639	$43.93	2,807,475

(1)	The 1989 Incentive Stock Plan, the 1998 Incentive Stock Plan, and the Stock Plan for Non-Employee Directors.

(2)	The Global Employee Stock Plan (“Global Plan”), which authorizes the Company to issue up to 1,000,000 shares of common stock to permanent employees of the Company and its subsidiaries located outside of the United States who elect to participate. The Global Plan is designed to encourage savings and ownership of Company shares, and was begun in 1999. Under the Global Plan, participants elect to have a portion of their cash compensation withheld in special savings accounts each payroll period. Each year, generally on March 1, each participant is offered up to 200 shares at the market price on the offer date. If the market price later rises above the fixed offer price, the offer may be accepted for up to three years from the offer date. If accepted, payment for the shares purchased must come from the participant’s special savings account and no other source. A participant may sell purchased shares on designated sale dates. If a participant retains purchased shares in his or her account for at least two years, the Company awards additional shares based on the number of retained shares; the amount of additional shares ranges from 10% to 50%, depending on the Company’s business performance. Participants generally may elect to reinvest dividends on purchased shares, but reinvestment shares are not entitled to additional awards.

OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES

In 1993, pursuant to an investment agreement, the Company purchased equity securities of Grupo Modelo, S.A. de C.V., Mexico’s largest brewer (“Grupo Modelo”), and of Diblo, S.A. de C.V., the operating subsidiary of Grupo Modelo (“Diblo”). The Company subsequently exercised options it obtained under the investment agreement to acquire additional equity securities of Grupo Modelo and Diblo and now holds a 50.2% direct and indirect interest in Diblo. The Company does not have voting or other effective control of either Grupo Modelo or Diblo. Carlos Fernandez G. is Vice Chairman of the Board of Directors and Chief Executive Officer of Grupo Modelo. Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain on its Board of Directors a designee of the controlling shareholders of Grupo Modelo and Diblo as long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is that designee.

August A. Busch III is the father of August A. Busch IV, an executive officer of the Company. Another son of Mr. Busch III, Steven A. Busch, is employed by the Company as Executive Assistant to the Chairman of the Board, for which he received cash compensation of $173,622 for 2004. A daughter of Mr. Busch III, Virginia Busch, is employed by the Company’s wholly-owned subsidiary, Busch Entertainment Corporation, as Manager of Corporate Conservation, for which she received cash compensation of $75,798 for 2004. Two sons of Patrick T. Stokes, David Stokes and Michael Stokes, are employed by the Company’s wholly-owned subsidiary, Anheuser-Busch, Incorporated, as Vice President and General Manager of the Sylmar wholesale operation and Senior Pricing Analyst, respectively. For 2004, David Stokes received cash compensation of $301,125 and Michael Stokes received cash compensation of $97,778. Daniel Kloth, a son of Donald W. Kloth, a former executive officer of the Company, is employed by the Company as a purchasing manager for which he received cash compensation of $105,118 for 2004. Laurie Katz, a stepdaughter of Francine Katz, an executive officer of the Company, is employed by Anheuser-Busch, Incorporated as a market manager for which she received cash compensation of $74,052 for 2004. John Corry, a son-in-law of Joseph Sellinger, an executive officer of the Company, is employed by Anheuser-Busch, Incorporated as a Group Operations Manager for which he received cash compensation of $64,090 for 2004. Jon Hoffmeister, a son of James Hoffmeister, an executive officer of the Company, is employed by Anheuser-Busch, Incorporated as a senior manager for which he received cash compensation of $122,619 for 2004.

The Company leases approximately 267 acres located in St. Louis County, Missouri and certain other property, in part from a trust established for the benefit of certain heirs of the late August A. Busch, Jr. and in part from Grant’s Farm Manor, Inc., a corporation owned by Andrew Busch, a son of August A. Busch, Jr. August A. Busch III and his children have no financial interest in the leases. The Grant’s Farm facility (under lease from the trust) is used extensively by the Company for advertising and public relations purposes, for public tours, and for corporate entertaining. Grant’s Farm is one of St. Louis’ most popular tourist attractions. The lease arrangements for Grant’s Farm require the Company to pay a fixed annual rent and a percentage of income generated from on-site concession operations. The lease arrangements with Grant’s Farm Manor, Inc. are for the housing and breeding of the Company’s Clydesdale horses. The Company is required to reimburse maintenance and certain other expenses associated with each of the leased properties. The Company has certain rights of first refusal and other limited purchase rights relating to the Grant’s Farm land and some of the leased personal property, and to a private residence situated within the leased premises and certain personal property associated with the residence. For the year 2004, the Company paid in the aggregate $3,036,055 under these lease arrangements.

Anheuser-Busch, Incorporated (“ABI”) has agreements with Southern Eagle Distributing, Inc. (“Southern Eagle”), Busch-Transou L.C. d/b/a Tri-Eagle Sales (“Tri-Eagle”), City Beverages L.L.C. (“City Beverages”), and Classic Eagle Distributing, L.L.C. (“Classic Eagle”) for the distribution of malt beverage products in Fort Pierce, Florida, Tallahassee, Florida, Kent and Lakewood, Washington and Lawrence, Kansas, respectively. Peter William Busch, a half brother of Mr. Busch III, is the President and majority owner of Southern Eagle. Southern Eagle paid $38,408,960 to ABI for the purchase of products and wholesaler related services during 2004. Tri-Eagle is owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III. Tri-Eagle paid $27,972,151 to ABI for the purchase of products and wholesaler related services during 2004. City Beverages paid $43,406,531 to ABI for the purchase of products and wholesaler related services during 2004. City Beverages is majority owned by Steven Knight, a son of a director of the Company. Classic Eagle is owned by Stephen K. Lambright, Jr., the son of Stephen K. Lambright, a former executive officer of the Company, and another individual. Classic Eagle paid $10,017,185 to ABI for the purchase of products and wholesaler related services during

2004. The distribution agreements with these wholesalerships are ABI’s standard distribution agreements. PricewaterhouseCoopers performs procedures every year designed to determine if these wholesalerships obtain treatment or special terms from ABI different from that available to all other independent wholesalers. PricewaterhouseCoopers’ findings are reported each year to the Board’s Conflict of Interest Committee.

In June 2004, Stephen K. Lambright, formerly Group Vice President and Chief Legal Officer of the Company, entered into a 37 month agreement under which he will provide consulting and advisory services to the Company following his retirement in December 2004. He will receive consulting fees of $1,896,250 and benefits costing approximately $209,000 during this 37 month period.

Ginnaire Rental, Inc. (“Ginnaire”), a corporation wholly owned by Mr. Busch III, leases aircraft to the Company for business use. For 2004, the Company paid $504,410 to Ginnaire pursuant to the lease agreements. The leasing fees are an hourly rate intended to reimburse Ginnaire for the pro rata share of maintenance costs, engine reserves and aircraft insurance, plus excise and use taxes attributed to the Company’s actual use of the aircraft, without mark-up. The Company provides fuel and hangar and maintenance services to aircraft owned by Ginnaire, by Mr. Busch III personally or by a corporation in which he has a substantial interest. The Company is reimbursed its costs for aircraft usage and expenses by these parties and for 2004, the Company was paid $328,360.

The Company’s subsidiary, Busch Properties, Inc. (“BPI”) operates a resort in Williamsburg, Virginia containing more than 400 rental units. BPI acts as rental agent on behalf of the owners of the rental units. Mr. Stokes and Mr. Busch III own rental units. Mr. Lambright owns an interest in a rental unit. Their units participate in the leasing program on the same terms as all other units. In 2004 the rental revenues for the unit owned by Mr. Stokes were $51,305 of which $21,621 was paid to Mr. Stokes. In 2004 the rental revenues for the units owned by Mr. Busch III were $117,804, of which $49,540 was paid to Mr. Busch III. In 2004, the rental revenues for the unit in which Mr. Lambright owns an interest were $49,139, of which $20,482 was paid to Mr. Lambright and the other owners of the unit. In 2003 and 2004, BPI made available to all owners of the rental units a program to renovate the units and agreed to pay a portion of the renovation costs. Mr. Stokes and the unit in which Mr. Lambright owns an interest participated in the program. The unit owned by Mr. Stokes underwent renovations costing $70,706, of which BPI paid $32,240, with Mr. Stokes paying the remainder. The unit in which Mr. Lambright owns an interest underwent renovations costing $82,770, of which BPI paid $33,315, with the owners of the unit paying the remainder. The BPI cash payments for renovation costs on the rental units owned by Mr. Stokes and Mr. Lambright were calculated and paid on the exact same terms and conditions as available to all other rental unit owners who participated in the renovation program.

The Company has only engaged in the transactions of the nature described above if the Company’s Business Practices Committee and the Board’s Conflict of Interest Committee have determined that they are at least as favorable to the Company and its subsidiaries as transactions with unrelated parties and has always fully disclosed these transactions in the Company’s proxy statement. The Company believes that transactions of this nature, coupled with complete disclosure, are appropriate, consistent with good governance and provide benefits to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with.

OTHER MATTERS

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other stockholders, the Company has engaged D. F. King & Co., Inc. for a fee not to exceed $11,000 plus out-of-pocket expenses. Solicitation also may be made by the Company’s officers, directors, or employees, personally or by telephone.

Stockholder Proposals for 2006

For inclusion in the Company’s Proxy Statement and form of proxy, any stockholder proposals intended to be presented at the 2006 Annual Meeting must be received by the Company at its principal executive offices no later than November 10, 2005.

Stockholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2006 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Vice President and Secretary and received at the Company’s principal executive offices not earlier than December 28, 2005 and not later than January 27, 2006. The written notice must satisfy certain requirements specified in the Company’s by-laws. A copy of the by-laws will be sent to any stockholder upon written request to the Vice President and Secretary.

Stockholder Communications With Board

Stockholders wishing to communicate with the Board of Directors, the non-management directors, or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: Attn: Vice President and Secretary, Anheuser-Busch Companies, Inc., Mail Code 202-6, One Busch Place, St. Louis, MO 63118. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) for directors, officers, and employees, which is available on the Corporate Governance section of the Company’s website (under “Investor Info”) at www.anheuser-busch.com. The Code is also available in print to any stockholder upon written request to: Vice President and Secretary, Anheuser-Busch Companies, Inc., Mail Code 202-6, One Busch Place, St. Louis, MO 63118. If any substantive amendments are made to the Code, the nature of such amendment will be disclosed on our website. In addition, if a waiver from the Code is granted to an executive officer, director, or principal accounting officer, the nature of such waiver will be disclosed on our website.

St. Louis, Missouri
March 10, 2005

Appendix A

ANHEUSER-BUSCH COMPANIES, INC.
CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Anheuser-Busch Companies, Inc. (the “Company”) has adopted this set of corporate governance guidelines to further its longstanding objective to provide appropriate governance of the Company for the long-term benefit of stockholders.

Role of the Board of Directors

The Board of Directors selects and oversees the officers of the Company in the interest and for the benefit of the stockholders. The Board of Directors has delegated to the Chief Executive Officer, together with the other officers of the Company, the authority and responsibility for managing the business of the Company under the direction of the Board. Each director is expected to spend the time and effort necessary to properly discharge the director’s responsibilities.

Composition of the Board of Directors

1.  Size of Board of Directors

The Corporate Governance Committee makes recommendations to the Board of Directors concerning the appropriate size of the Board of Directors. The Board of Directors believes that the quality of the individuals serving on the Board of Directors and the overall balance of the Board of Directors is more important than the number of members.

2.  Board Membership Criteria

The Board of Directors is responsible for nominating individuals for election to the Board of Directors by the stockholders and for appointing individuals as directors between annual meetings of the stockholders. The Corporate Governance Committee identifies, reviews and makes recommendations concerning potential members of the Board of Directors. Stockholders may propose nominees for consideration by the Corporate Governance Committee by submitting the name and supporting information to: Secretary, Anheuser-Busch Companies, Inc., One Busch Place, St. Louis, Missouri 63118.

The Board seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Board will evaluate each individual in the context of the entire Board of Directors with the objective of assembling a Board of Directors that can best perpetuate the success of the Company and promote the interests of stockholders. Directors should be committed to representing the interests of all stockholders and not to advancing the interests of special interest groups or constituencies of stockholders. Annually (or more often, if necessary), the Corporate Governance Committee reviews the qualifications and backgrounds of the directors and makes recommendations to the Board as to the directors to be nominated for election by the stockholders at the next annual meeting.

3.  Selection of Chairman

The Board of Directors annually selects a Chairman from among the directors. The Board of Directors has concluded that the decision as to whether the offices of the Chief Executive Officer and the Chairman should be separate should be based upon the determination of the Board of Directors as to which approach best serves the interests of the Company at the time.

4.  Term Limits

The Board does not believe that it should establish term limits for directors. Term limits would deprive the Company of the knowledge and expertise developed by directors from extended service on the Board of Directors.

5.  Retirement of Board Members

The policy of the Board of Directors is that it will not nominate any individual for election as a director by the stockholders or appoint any individual as a director if such person is 72 years or older, subject to the following exception. Individuals who have served as directors of the Company or its predecessor since 1971 may continue to be nominated until they reach the age of 75. August A. Busch III is the only remaining director to whom this exception is applicable.

6.  Directors Who Change Their Present Job Responsibility

The Board of Directors does not generally believe that directors who retire or significantly change the employment position they held when they became a member of the Board should leave the Board of Directors. However, upon any such event, the Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director.

7.  No Specific Limitation on Other Board Service

The Board of Directors believes that the Company benefits from the experience directors bring from other boards on which they serve and accordingly does not believe that its directors should be prohibited from serving on boards and committees of other organizations. The Board does recognize that service on other boards may present demands on a director’s time and availability. While the Board has not adopted any guidelines limiting service on other boards, each director is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties. Directors are expected to inform the Chairman of the Board and the Chairman of the Corporate Governance Committee prior to becoming a director of any other company, whether public or private, or becoming a member of the audit committee of any other public company. The Corporate Governance Committee and the Board of Directors will take into account the nature and extent of an individual’s other commitments when determining whether it is appropriate to nominate such individual for election or appoint such individual as a director.

8.  Director Orientation and Continuing Education

The Company shall conduct an orientation program for newly elected or appointed directors on topics that will assist them in discharging their duties. The Company’s management shall conduct educational sessions for directors on matters relevant to the Company’s operations and to assist them in discharging their duties. The Corporate Governance Committee will oversee the development of the orientation and continuing education programs.

Independence Criteria

A director is determined to be independent if the Board of Directors has determined that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

The Board of Directors has established the following categorical standards in connection with determining the independence of directors.

(a)  A director will not be considered to be independent if, during the past three years:

•	The Company has employed the director in any capacity or the Company has employed any of the director’s immediate family members as an executive officer.

•	The director or any of the director’s immediate family members has received more than $100,000 per year in direct compensation from the Company (excluding director and committee fees and pension or other forms of deferred compensation for prior service and compensation paid to a family member for service as a non-executive employee of the Company).

•	(i) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

•	The director has been part of an “interlocking directorate” in which an executive officer of the Company serves on the compensation committee of another company for which the director or any of the director’s immediate family members is an executive officer.

•	The director is an executive officer or an employee, or any of the director’s immediate family members is an executive officer, of a for profit organization that has made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such organization’s consolidated gross revenues.

(b)  The following will not be considered to impair a director’s independence:

•	The director or any member of the director’s immediate family is employed by, an officer of or affiliated with any for profit organization that has made or received non-significant payments to or from the Company. For the purposes of this categorical standard, a payment will be considered to be non-significant if it represents less than (i) 1% of the gross revenues of the for profit organization for its last full fiscal year, and (ii) 1% of the Company’s gross revenues for its last full fiscal year.

•	The director is an officer, director, trustee, or employee of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through its foundations, no more than $500,000 per annum or 2% of the organization’s gross revenues for its last full fiscal year (whichever is greater).

•	The director receives fees for service as the Company’s representative or the representative of the Board of Directors on the board of directors of subsidiary or affiliated companies paid by the Company or such subsidiary or affiliated companies.

An individual will be considered to be affiliated with a corporation or other entity, if that individual controls, is controlled by or is under common control with the corporation or other entity.

The Board of Directors will determine the independence of any director with a relationship to the Company that is not covered by the above standards.

Board Meetings

1.  Frequency of Meetings

The Board of Directors determines its schedule of board meetings each year. The current schedule is for nine regular meetings each year. A director is expected to regularly attend meetings of the Board and of the committees on which the director serves, and to review materials distributed in advance of meetings. A director is also expected to attend the annual meeting of stockholders.

2.  Selection of Agenda Items

The Chairman of the Board of Directors establishes the agenda for each meeting. Each member of the Board may suggest additional items for the agenda.

3.  Distribution of Materials

The minutes of the prior Board meeting, an agenda for the forthcoming meeting, and Company financial information are distributed to Board members in advance of the meetings.

4.  Attendance of Non-Directors

From time to time the Company requests retired directors to continue to attend Board meetings as advisory directors for the two years following their retirement so that the Company can continue to benefit from their experience and advice. Advisory directors do not vote. The Board believes that attendance by senior management of the Company at Board meetings is beneficial.

5.  Access to Management and Advisers

Board members shall have unrestricted access to management of the Company. The Board of Directors shall have the authority to retain independent legal, accounting or other consultants to advise the Board.

6.  Separate Sessions of Non-Management Directors

The non-management directors of the Company shall meet in regularly scheduled executive sessions without management no fewer than three times a year. The independent directors of the Company shall additionally meet in executive session at least once a year, without management or the other directors. The position of lead director at these sessions shall rotate annually among the independent directors. The lead director may invite advisory directors to attend these sessions.

Director Compensation

The Company believes that the compensation paid to directors should be competitive and should encourage ownership of the Company’s stock by directors but shall not be at a level or in a form that would call into question the independence of the directors. The Corporate Governance Committee shall periodically review the compensation paid to directors by the Company and make recommendations to the Board of Directors concerning such compensation.

Employees of the Company serving as directors shall not receive any additional compensation for service on the Board of Directors.

Board Committees

1.  Number and Names of Board Committees

The Board of Directors shall establish committees from time to time to assist it in discharging its obligations. There are currently seven standing committees:

Audit Committee Compensation Committee Conflict of Interest Committee Corporate Governance Committee Executive Committee Finance Committee Pension Committee

Each committee has a written charter, which has been adopted and is periodically reviewed by the Board of Directors. The purpose and responsibility of each committee is described in its respective charter. After each of its meetings, the committee shall report on the meeting to the Board of Directors.

2.  Independence of Committee Members

The Audit, Compensation, and Corporate Governance Committees shall be composed entirely of independent directors. The membership of each committee and the compensation paid to the members of each committee will comply with the requirements of the law and the listing standards of the New York Stock Exchange.

3.  Committee Agendas

The Chairman of each committee, in consultation with appropriate members of management, establishes the agenda for each meeting. Each member of the committee may suggest additional items for the agenda.

4.  Assignment of Committee Members

The Chairman of the Board, after consideration of the desires, experience and expertise of individual directors and in consultation with the Chairman of the Corporate Governance Committee, recommends to the Board of Directors the assignment of directors to the committees of the Board of Directors, including the chairmen of the committees. The Board of Directors annually appoints the chairmen and members to each committee. The Company does not permit any member of its Audit Committee to be a member of the audit committees of more than two other public companies.

The Board of Directors does not require mandatory rotation of committee assignments or chairmen. The Board of Directors believes that the knowledge and expertise developed by directors through extended service on a committee outweigh the benefits obtained through mandatory rotation.

Performance Evaluation; Succession Planning; Stock Ownership by Executive Officers;
Communications to Board Members

1.  Management Succession

The Board of Directors plans for the succession to the position of Chief Executive Officer. To assist the Board of Directors, the Chief Executive Officer annually provides to the Board an assessment of the Company’s executive officers and their potential to succeed him or her. The Chief Executive Officer also provides to the Board of Directors an assessment of persons considered potential successors to the other executive officers. In addition, the Chief Executive Officer prepares a short-term succession plan providing for temporary delegation of authority in the event the Chief Executive Officer becomes unexpectedly unable to perform his or her duties.

2.  Evaluation

Annually, the Board of Directors shall evaluate its performance and the performance of each committee. The evaluation will be overseen by the Corporate Governance Committee. Annually, the Compensation Committee shall evaluate the performance of the officers of the Company. The Corporate Governance Committee and the Compensation Committee shall discuss the results of their evaluations with the Board of Directors.

Annually, the Corporate Governance Committee reviews the Corporate Governance Guidelines and recommends such changes to the Board of Directors as it determines to be necessary or appropriate.

3.  Stock Ownership by Executive Officers

The Board believes that the executive officers of the Company should have a significant investment in the common stock of the Company, in order to align their interests with those of the stockholders. Accordingly, the Board of Directors has established a policy that each executive officer should own common stock of the Company (including common stock credited in the executive officer’s 401(k) account) with a market value of at least three times his or her base pay. An executive officer will be permitted three years to satisfy the requirement upon his or her appointment as an executive officer.

4.  Communications to Board Members

The Company has established several means for stockholders or other interested parties to communicate their concerns to the Board of Directors, chairmen of committees of the Board of Directors, or the non-management directors of the Board of Directors. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee, in care of the Company’s Secretary. If the concern relates to the Company’s governance practices or business practices, the concern should be submitted in writing to the Chairman of the Corporate Governance Committee, in care of the Company’s Secretary. Persons may also submit concerns in writing to the Board of Directors or to any or all of the non-management directors, in care of the Company’s Secretary.

Other Policies

1.  Confidential Voting

All proxies, ballots and vote tabulations that identify the vote of a stockholder are kept confidential from the Company, its directors, officers and employees until after the final vote is tabulated and announced unless (i) there is a contested solicitation of proxies, (ii) disclosure is required by law, (iii) disclosure is required in order for the Company to assert or defend against a claim, or (iv) written comments by a stockholder appear on a proxy card or other voting materials.

2.  Shareholder Rights Plan

The Company does not have a stockholder rights plan and is not considering adopting one. The Board of Directors has adopted a policy that it will not approve a stockholder rights plan without first submitting the plan to a vote of stockholders, unless, in its exercise of its fiduciary duties, the Board of Directors determines that, under the circumstances existing at that time, adoption of a stockholder rights plan without first seeking stockholder approval is in the best interests of the Company’s stockholders (whether to avoid the delay resulting from seeking stockholder approval or for other reasons). If the Company adopts a rights plan without first submitting the plan to a vote of stockholders, within 12 months after the adoption the Company will submit the stockholder rights plan to a vote by the stockholders of the Company or will cause termination of the rights plan.

As amended on February 23, 2005

Appendix B

ANHEUSER-BUSCH
OFFICER BONUS PLAN
(as amended on April 26, 2000 and April 27, 2005)

SECTION 1. ESTABLISHMENT OF PLAN

Anheuser-Busch Companies, Inc. does hereby adopt the Anheuser-Busch Officer Bonus Plan set forth herein for the purpose of attracting, motivating and rewarding certain employees of the Company with qualified performance-based compensation.

SECTION 2. DEFINITIONS

2.1.	Affiliate: Any entity in which the Company has a substantial direct or indirect equity interest.

2.2.	Board: The Board of Directors of the Company.

2.3.	Bonus: The amount payable to any Participant with respect to a Program.

2.4.	Change in Control: A change in control as that term is defined in Section 10.

2.5.	Code: The Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

2.6.	Committee: The Committee described in Section 9.

2.7.	Company: Anheuser-Busch Companies, Inc.

2.8.	Covered Employee: A “covered employee” as that term is defined in Section 5.

2.9.	Eligible Employee: A person who is eligible to participate in the Plan in accordance with Section 5.

2.10.	Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

2.11.	Participant: An Eligible Employee who is designated as a Participant in a Program pursuant to Section 5.

2.12.	Performance Goal: A Performance Goal as defined in Section 6.

2.13.	Performance Period: A fiscal year of the Company or such shorter period as the Committee may designate in accordance with Section 4 with respect to which Bonuses may be paid under a Program.

2.14.	Plan: The Anheuser-Busch Officer Bonus Plan, as amended from time to time.

2.15.	Program: A Bonus Program established by the Committee which designates the Participants, the Covered Employees, a Performance Period, Performance Goals, and formulas or standards for determining the amounts of Bonuses payable under the Plan.

SECTION 3. BONUS PROGRAMS

The Committee shall have the authority to establish one or more Programs pursuant to which Bonuses may be paid to one or more Participants.

SECTION 4. PERFORMANCE PERIODS

For each Program, the Committee shall set forth a Performance Period over which performance will be measured to determine whether and in what amounts to pay Bonuses to Participants. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code.

SECTION 5. ELIGIBILITY, PARTICIPATION AND COVERED EMPLOYEES

Officers of the Company and of Anheuser-Busch, Incorporated, and all members of the Company’s Strategy Committee shall be Eligible Employees. For each Program, the Committee shall designate as Participants one or more Eligible Employees. Each Program shall also set forth those individuals the Committee believes may be or become covered employees as that term is defined in Section 162(m) of the Code (“Covered Employees”) for the applicable Performance Period.

SECTION 6. PERFORMANCE CRITERIA AND GOALS

All Bonuses shall be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, pretax income, earnings per share, return on equity, return on capital employed, cash flow, market share, stock price, total shareholder return, costs, productivity and economic value added. For each Program and for each Participant, the Committee shall designate one or more objective performance goals based upon one or more of the criteria listed above (“Performance Goals”). No Bonus shall be paid to any Covered Employee if the applicable Performance Goal(s) are not satisfied.

SECTION 7. AMOUNT OF BONUS

For each Program, the Committee shall designate an objective formula or standard for determining the dollar amount of each Participant’s Bonus. In no event shall the total amount of Bonuses paid to any Covered Employee for any year exceed $6 million. Except with respect to Bonuses payable to Covered Employees, and notwithstanding failure to satisfy the applicable Performance Goal(s), the Committee shall have the discretion to increase or reduce the amount of any Participant’s Bonus above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of any Bonuses payable to Covered Employees below the standard or formula amount to reflect individual performance and/or unanticipated factors.

SECTION 8. PAYMENT OF BONUSES

After the close of each Performance Period, the Committee shall certify in writing the achievement of the applicable Performance Goal(s) and the amount of any Bonuses payable to Covered Employees under the applicable formula(s) or standard(s). All or part of the Bonuses payable to Participants who are not Covered Employees may be paid prior to the end of a Performance Period on an estimated basis, subject to adjustment in the discretion of the Committee. All or part of the Bonuses payable to Covered Employees may be paid prior to the end of a Performance Period only if such earlier payment does not result in such Bonuses failing to constitute qualified performance-based compensation under Section 162(m) of the Code (e.g., if achievement of the applicable Performance Goal(s) can be certified prior to the end of the Performance Period or if final regulations allow earlier payment on an estimated basis subject to adjustment). No Bonuses shall be paid under this Plan to Covered Employees until the Plan has received stockholder approval as required by Section 162(m) of the Code. Subject to the foregoing, the timing of payment of all Bonuses to both Covered Employees and Participants who are not Covered Employees shall be within the sole discretion of the Committee. The Company shall withhold from any amount payable under the Plan all taxes required to be withheld by any federal, state or local government.

SECTION 9. ADMINISTRATION BY COMMITTEE

The Plan shall be administered by a Committee established by the board. The Committee shall be comprised solely of two or more independent directors of the Company in accordance with the Company’s Corporate Governance Guidelines, each of whom shall also qualify as an “outside director” as defined for purposes of Section 162(m) of’ the Code. Until changed by the Board, the members of the Compensation Committee shall serve as the members of the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

SECTION 10. CHANGE IN CONTROL

10.1.	Change in Control Defined. For purposes of this Plan, a “Change in Control” shall occur if:

(a)	Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(b)	The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(c)	A change occurs in the composition of the Board during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(d)	The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

For purposes of this paragraph, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

10.2.	Acceleration Upon Change in Control. On the date a Change in Control occurs, notwithstanding anything else to the contrary herein, (i) all Bonuses with respect to a completed Performance Period shall be immediately payable in cash, (ii) with respect to the current Performance Period, such Performance Period shall be deemed to have ended and the applicable Performance Goal(s) and formula(s) or standard(s) shall be appropriately adjusted to reflect the length of such Performance Period in comparison to the originally established Performance Period, and all Bonuses for such Performance Period shall be immediately payable in cash on a pro-rated basis, (iii) the Committee shall not have the discretion provided in Section 7 to reduce the amount of any Participant’s Bonus below the amount which would otherwise have been payable to the Participant under the applicable formula or standard and under this Section 10, and (iv) the provisions of this Section 10 may not be amended adversely to any Participant without the written consent of such Participant. If by reason of this Section 10 an excise or other special tax (“Excise Tax”) is imposed on any payment under the Plan (a “Required Payment”), the amount of each Required Payment shall be increased by an amount which, after payment of income taxes, payroll taxes and Excise Tax thereon, will equal such Excise Tax on the Required Payment; provided, however that the total amount paid to any Covered Employee shall not exceed the maximum set forth in Section 7 unless exceeding such maximum, or a provision allowing Bonuses to exceed such maximum, would not jeopardize qualification of all Bonuses to Covered Employees under the Plan as performance-based compensation under Section 162(m) of the Code.

SECTION 11. AMENDMENT AND TERMINATION

The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform to Section 162(m) of the Code may he made by the Committee. No amendment may be made to the class of individuals constituting Eligible Employees under Section 5, the performance criteria under Section 6 or the maximum Bonus payable to any Covered Employee under Section 7 without stockholder approval unless stockholder approval is not required in order for Bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code. The Committee may amend the Plan in any way if the Committee determines that such amendment may be made without stockholder approval and without jeopardizing qualification of Bonuses to Covered Employees as performance-based compensation under Section 162(m) of the Code.

SECTION 12. MISCELLANEOUS

12.1.	Effective Date. The Plan shall become effective as of January 1, 1995.

12.2.	No Guarantee of Employment or Compensation. The Plan shall not restrict the Company or any Affiliate from discharging an Eligible Employee from employment, restrict any Eligible Employee from resigning from such employment, or restrict the Company or any Affiliate from increasing or decreasing the compensation of any Eligible Employee.

12.3.	Claims. Except in the case of a Change in Control, no person shall have any claim to any Bonus. There is no obligation for uniformity of treatment of Eligible Employees.

12.4.	No Alienation. Except as required by law, amounts payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.

12.5.	Other Incentive Plans. Nothing contained in the Plan shall prohibit the Company from granting other performance awards to employees (including Eligible Employees) under such conditions, and in such form and manner, as it sees fit. The adoption of the Plan does not preclude the adoption of any other bonus or incentive plan for employees.

12.6.	Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the laws of the State of Missouri and in Courts situated in that State.

12.7.	Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

Appendix C

ANHEUSER-BUSCH COMPANIES, INC.

1998 INCENTIVE STOCK PLAN

(Restated to reflect a 2-for-1 stock split effective September 18, 2000, and amendments effective April 25, 2001, April 23, 2003, and April 27, 2005)

SECTION 1. PURPOSE.

The purpose of this Plan is to attract, retain, motivate and reward employees of the Company and its Subsidiaries and Affiliates with certain stock-related compensation arrangements.

SECTION 2. MAXIMUM NUMBER OF SHARES.

(a) The maximum number of shares of Stock which may be issued pursuant to Awards under this Plan, and the maximum number of shares for which ISOs may be granted under this Plan, shall be 120,000,000 shares, subject to adjustment as provided in Section 10. Of such shares, no more than 1,500,000 shares of Restricted Stock may be granted under this Plan, subject to adjustment as provided in Section 10. For this purpose:

(i) The number of shares underlying an Award shall be counted against this Plan maximum (“used”) at the time of grant.

(ii) When an Award is payable in cash only, the number of shares of Stock on which the amount of such cash is based shall be deemed used at the time of grant.

(iii) Shares which underlie Awards that (in whole or part) expire, terminate, are forfeited, or otherwise become non-payable, and shares which are recaptured by the Company in connection with a forfeiture, may be re-used in new grants to the extent of such expiration, termination, forfeiture, non-payability, or recapture.

(iv) For all purposes of this Section 2, shares underlying two or more alternative Awards shall be treated as underlying only a single Award, with no multiple counting of shares. Accordingly: shares underlying alternative Awards shall be used only once at the time of grant; and, if one such Award is exercised or (in the case of Restricted Stock) vests, no re-usage of shares shall result from the termination of the unexercised or unvested alternative Awards.

(b) Notwithstanding any other provisions of this Plan: (i) the maximum number of shares underlying Awards (other than Restricted Stock) that may be granted to any Eligible Person during any calendar year shall be 1,500,000, subject to adjustment as provided in Section 10; and (ii) the maximum number of shares of Restricted Stock that may be granted to any Eligible Person during any calendar year shall be 375,000, subject to adjustment as provided in Section 10.

(c) In its discretion, the Company may issue treasury shares or authorized but unissued shares, but shall issue treasury shares to the extent required by the Committee or applicable law. Shares of Stock may be represented by certificates or may be issued in uncertificated form, as determined by the Company from time to time.

SECTION 3. ELIGIBILITY.

Officers and management employees of the Company, Subsidiaries, or Affiliates shall be eligible to receive Awards under this Plan. A director of the Company, a Subsidiary, or an Affiliate shall be eligible only if he or she also is an officer or management employee of at least one such entity. Notwithstanding the foregoing, persons employed only by Affiliates shall not be eligible to receive ISOs.

SECTION 4. GENERAL PROVISIONS RELATING TO AWARDS.

(a) Subject to the limitations in this Plan, the Committee may cause the Company to grant Awards to such Eligible Persons, at such times, of such types, in such amounts, for such periods, becoming exercisable or otherwise vesting at such times, with such features, with such option prices, purchase prices or base prices, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. Each Award shall be evidenced by a written Award Document, which (as determined by the Committee) may be a formal agreement between the Company and the Recipient or a communication by the Company to the Recipient. The Award Document may be written and transmitted on paper, electronically, or using any other medium selected by the Committee, and may be set forth in a single document or in several documents. In granting an Award, the Committee may take into account any factor it deems appropriate and consistent with the purposes of this Plan. Awards may be granted as additional compensation, or in lieu of other compensation. The payment or issuance of any cash or shares of Stock to a Recipient, and the vesting or delivery of any shares of Restricted Stock, may be deferred to a later date if and as provided in the Award Document. Deferrals may be for such periods and upon such terms and conditions (including the provision of interest equivalents, dividends or dividend equivalents, or other return) as the Committee may determine.

(b) Except as otherwise provided in this Plan, one or more Awards may be granted separately or as alternatives to each other. If Awards are alternatives to each other:

(i) the exercise of all or part of one automatically shall cause an immediate equal and corresponding termination of the other;

(ii) if one of the alternative Awards is Restricted Stock, the vesting of all or part of such Stock shall cause an immediate equal and corresponding termination of the other Award; and

(iii) unless the Award Document or the Committee expressly permit otherwise, alternative Awards which are transferable may be transferred only as a unit, and alternative Awards which are exercisable must be exercisable by the same person or persons.

(c) Award Documents may contain any provision approved by the Committee relating to the period for exercise or vesting after termination of employment, and relating to the circumstances under which a termination is deemed to occur. Except to the extent otherwise expressly provided in the Award Document or determined by the Committee, termination of employment includes the separation of a Recipient, directly or through the separation of his or her Employer, from the group of companies comprised of the Company and its Subsidiaries and Affiliates for any reason, including: (i) separation of the Recipient by reason of death, permanent or indefinite disability, retirement, resignation, dismissal, permanent or indefinite layoff, or other event having a similar effect; and (ii) separation of the Employer by any method which results in the Employer ceasing to be a Subsidiary or an Affiliate.

(d) Award Documents may, in the discretion of the Committee, contain a provision permitting a Recipient to designate the person who may exercise an Award after the Recipient’s death, either by will or by appropriate notice to the Company. The Committee may impose such conditions and limitations on such designations as it deems appropriate.

(e) A Recipient shall have none of the rights of a stockholder with respect to shares of Stock which underlie his or her Award until shares are issued in his or her name.

(f) Except as otherwise provided in an Award Document pursuant to this Section, Awards shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Recipient’s lifetime only by the Recipient or his or her guardian or legal representative. However, except in the case of ISOs and Awards which are alternatives to ISOs, the Committee may expressly provide in any Award Document that the Award is transferable. Transferability (if permitted) may be subject to such conditions and limitations as the Committee deems appropriate.

(g) Notwithstanding Section 15(a), in its discretion the Committee may provide in any Award Document for the acceleration of vesting or the termination of any condition, restriction, or forfeiture provision upon the happening of any specified event (including, for example, an event which results in an Acceleration Date).

(h) Subject to Section 15(a) in the case of ISOs, and subject to any express limitations contained in the applicable Award Document: (i) the Committee may accelerate vesting or waive or terminate any condition, restriction, or forfeiture provision of any Award at any time and for any reason; and (ii) the Committee may amend an Award Document after grant at any time and for any reason so long as such amendment is not inconsistent with this Plan.

(i) No exercisable Award by its terms shall be exercisable after the expiration of ten years from the date it is granted.

SECTION 5. OPTIONS AND SARS.

(a) Except as provided in Section 10, the option price per share of Options or the base price of SARs shall not be less than Fair Market Value per share of Stock on the Options’ or the SARs’ grant date, except that SARs which are alternatives to Options but which are granted at a later time may have a base price equal to the option price even though the base price is less than Fair Market Value on the date the SARs are granted.

(b) The grant of Options and their related Award Document must identify the Options either as ISOs or as NQSOs.

(c) If Options, SARs, and/or Limited Rights are granted as alternatives to each other, the option prices and the base prices (as applicable) shall be equal and the expiration dates shall be the same.

(d) In the case of SARs, the Award Document may specify the form of payment or may provide that the form is to be determined at a later date, and may require the satisfaction of any rules or conditions in connection with receiving payment in any particular form.

(e) Notwithstanding any other provision of Sections 4 or 5: (i) no Options or SARs shall be granted in exchange for so-called “underwater” Options or SARs (which have option or base prices in excess of the then-current Fair Market Value per share of Stock), nor shall underwater Options or SARs be amended to reduce their option or base price; and, (ii) no Options or SARs shall contain a so-called “reload” feature under which additional Options or SARs are granted automatically to Recipients upon exercise of the original Options or SARs.

SECTION 6. LIMITED RIGHTS.

(a) The Committee shall have authority to grant a special type of stock appreciation rights (“Limited Rights”) to any Recipient of any Options or SARs granted under this Plan (the “Related Award”). Limited Rights are stock appreciation rights which are exercisable only after the occurrence of one or more extraordinary events specified by the Committee; such events may include, for example, the events which result in an Acceleration Date. Limited Rights shall not be granted separately, but shall be granted only as alternatives to their Related Award. Limited Rights may be granted either at the time of grant of the Related Award or at any time thereafter during its term. Limited Rights shall be exercisable or payable at such times, payable in such amounts, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate.

(b) The Committee shall place on any Limited Rights for which the Related Awards are ISOs such restrictions as may be required by the Code at the time of grant, and shall amend this Plan accordingly to the extent required by the Code.

SECTION 7. RESTRICTED STOCK.

(a) “Restricted Stock” means Stock issued to a Recipient which is nontransferable and is subject to forfeiture upon the happening of such events or conditions, or upon the failure to satisfy such requirements or conditions, as the Committee specifies in the Award Document or otherwise. Stock issued upon the exercise of Options or SARs is not “Restricted Stock” for purposes of this Plan, even if subject to post-issuance transfer restrictions or forfeiture conditions. When Restricted Stock vests, it ceases to be “Restricted Stock” for purposes of this Plan.

(b) The certificate representing shares of Restricted Stock issued in the name of a Recipient may be held by the Company and/or may have a legend placed upon it to the effect that the shares represented by it are subject to, and may not be transferred except in accordance with, this Plan and the related Award Document. Cash dividends relating to shares of Restricted Stock may be paid to the Recipient or held by the Company for the Recipient’s benefit, and if held may be made subject to the transfer restrictions, forfeiture risks, and vesting conditions of the Restricted Stock, as the Committee may provide in the Award Document or otherwise; if dividends are held by the Company, the Committee may require that the Company provide for interest equivalents or other return on any cash dividends at such rate(s) and time(s) as the Committee provides in the Award Document or otherwise. Any Stock or other securities issuable in respect of Restricted Stock pursuant to an event specified in Section 10(a) of this Plan shall be subject to the Award Document related to such Restricted Stock and all of the transfer restrictions, forfeiture risks, and vesting conditions pertaining thereto.

(c) If Restricted Stock is issued to a Covered Employee, whether alone or in addition to other Awards granted under this Plan, then the vesting of such Restricted Stock shall be subject to the achievement of one or more objective goals (“Performance Goals”). These Performance Goals: (i) shall be established by the Committee in order to satisfy the “performance-based compensation” exception to the deduction limit under Section 162(m) of the Code and (ii) shall be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, pretax income, earnings per share, return on equity, return on capital employed, cash flow, market share, stock price, total shareholder return, costs, productivity and economic value added.

SECTION 8. STOCK ISSUANCE, PAYMENT, AND WITHHOLDING.

(a) The Recipient of Options may pay the option price in cash, Stock (including shares of previously-owned Stock or Stock issuable in connection with the Award, but not including shares of Restricted Stock), or other property, to the extent permitted or required by the Award Document or the Committee from time to time.

(b) Except to the extent prohibited by applicable law, the Committee or the Company may take any necessary or appropriate steps in order to facilitate the payment of an option price. The Committee may permit deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates. The Committee may require satisfaction of any rules or conditions in connection with paying the option price at any particular time or in any particular form.

(c) If shares used to pay the option price of Options are subject to any transfer or other restrictions, an equal number of the shares of Stock purchased shall be made subject to such prior restrictions in addition to any further restrictions imposed on such purchased shares by the terms of the Award Document or Plan.

(d) After the obligation arises to collect and pay Required Withholding Taxes, the Recipient shall reimburse the Company or Employer (as required by the Committee or Company) for the amount of such Required Withholding Taxes in cash, unless the Award Document or the Committee permits or requires payment in another form. In the discretion of the Committee or its delegate and at the Recipient’s request, the Committee or its delegate may cause the Company or Employer to pay to the appropriate taxing authority withholding taxes in excess of Required Withholding Taxes on behalf of a Recipient, which shall be reimbursed by the Recipient in any manner determined by the Company or the Committee from time to time. In the Award Document or otherwise, the Committee may allow a Recipient to reimburse the Company or Employer for payment of withholding taxes with shares of Stock or other property. The Committee may require the satisfaction of any rules or conditions in connection with any non-cash payment of withholding taxes.

(e) If provided in the Award Document relating to an ISO, the Committee may (i) cause the Company to hold the shares of Stock issued in the Recipient’s name upon exercise, or (ii) prohibit the transfer by a Recipient of such shares into the name of a nominee and require the placement of a legend on certificates for such shares reflecting such prohibition.

SECTION 9. FORFEITURES.

In its discretion, the Committee may adopt and amend any policies, and may include in any Award Document any provisions relating to, forfeitures. Such forfeiture provisions may include, for example, prohibitions on competing with the Company and its Subsidiaries and Affiliates and on engaging in other detrimental conduct.

Forfeiture provisions for one Award type may differ from those for another type, and also may differ among Awards of the same type granted at different times or to Recipients in different circumstances. As used in this Plan, a “forfeiture” of an Award includes the recapture of Stock issued or other economic benefits derived from an Award, as well as the forfeiture of an Award itself; however, the Committee may define the term more narrowly for specific Award Documents.

SECTION 10. ADJUSTMENTS AND ACQUISITIONS.

(a) Subject to Section 10(c), in the event that the Committee shall determine that, as a result of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or any other similar corporate transaction, change, or event, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under outstanding Awards or under the Plan (an “Adjustment Event”), then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and types of shares of Stock (or other securities or property) subject to outstanding Awards;

(ii) the limitations on grants of Awards, ISOs, and Restricted Stock set forth in Section 2(a) of this Plan, and the limitations on grants to any Eligible Person during any calendar year set forth in Sections 2(b)(i) and 2(b)(ii) of this Plan (collectively the “Share Limitations”); and

(iii) the option price, base price, or other similar price with respect to any Award.

Alternatively to (i) and (iii), if there is an Adjustment Event and the Committee deems it appropriate, it may provide for cash payments to holders of outstanding Awards.

(b) Subject to Section 10(c), in the event of an acquisition by the Company by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized:

(i) to cause the Company to issue Awards or assume stock options, stock appreciation rights, or restricted stock issued by the acquired company, whether or not in a transaction to which Section 424(a) of the Code applies, by means of issuance of new Awards in substitution for, or an assumption of, previously issued options, rights, or restricted stock, but only if and to the extent that such issuance or assumption is consistent with the other provisions of this Plan and any applicable law, and/or

(ii) to increase the Share Limitations to reflect such issuance or assumption.

(c) The Committee shall not make an adjustment under Section 10(a), issue Awards or assume options, rights, or restricted stock under Section 10(b)(i), or increase the Share Limitations under Section 10(b)(ii),

(i) to the extent such action would affect ISOs or the Share Limitation relating to ISOs and would require stockholder approval under Section 422 of the Code, or

(ii) to the extent such action would affect the Share Limitation set forth in Section 2(b) of this Plan and would require stockholder approval in order to qualify such Awards, such assumed options, rights, or restricted stock, or Awards granted thereafter as performance-based compensation under Section 162(m) of the Code, unless such action(s) by the Committee are made subject to stockholder approval and are so approved by the stockholders.

(d) In the event that the Board approves any merger or consolidation of the Company with or into any other corporation or business entity as a result of which the Company shall not be the surviving corporation, with respect to each Award, either (i) the Committee shall, in such manner as it may deem equitable, cause such Award to vest prior to the effective date of such merger or consolidation or (ii) the Committee or the Board shall approve arrangements to substitute an award issued by the surviving corporation for such Award on terms and conditions deemed equitable by the Committee or the Board.

SECTION 11. ACCELERATION AND VESTING.

(a) An “Acceleration Date” occurs when any of the following events occur:

(i) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(ii) the stockholders of the Company approve a definitive agreement of merger or consolidation with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation;

(iii) Continuing Directors cease to constitute at least a majority of the directors of the Company; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

An Acceleration Date as described in (i) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries or (C) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock. Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed 40 days shall be deemed to be outstanding but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (i) above.

For purposes of this Section 11(a), (X) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act; (Y) “Continuing Directors” shall mean any directors of the Company who either (i) were directors of the Company on the date of adoption of the Plan, or (ii) became directors of the Company subsequent to such date and whose election or nomination for election by the stockholders of the Company was duly approved, either by a specific vote or by approval of the proxy statement issued by the Company in which such individuals were named as nominees for director of the Company, by a majority of the Continuing Directors who were at the time of election or nomination directors of the Company; and (Z) “Person” shall mean any individual, firm, corporation, partnership or other entity and shall include the Affiliates and Associates of such Person.

(b) If an Acceleration Date occurs while Awards remain outstanding under this Plan, then all Awards shall vest. This Section shall apply to ISOs notwithstanding Section 15(a).

(c) When Awards (other than Restricted Stock) “vest,” they become fully exercisable. Vesting does not mean that such an Award becomes non-forfeitable, except to the extent provided in the Award Document or otherwise by the Committee pursuant to Sections 4(g) or 4(h) above. When shares of Restricted Stock “vest,” they become non-forfeitable (except for any forfeiture conditions which this Plan or the Award Document expressly provides shall survive vesting) and freely transferable (except for any legal restrictions imposed on transfers by the Securities Act of 1933, as amended, or other applicable securities laws).

SECTION 12. ADMINISTRATION.

(a) This Plan shall be administered by the Compensation Committee of the Board, or another committee appointed by the Board from time to time, consisting solely of three or more members of the Board, each of whom at all times shall be an independent director in accordance with the Company’s Corporate Governance

Guidelines, and none of whom shall be an officer or employee of the Company or any of its Subsidiaries at the time of service. Committee members shall not be eligible for selection to receive Awards under this Plan.

(b) During any time when one or more Committee members may not be qualified to serve under Rule 16b-3, under Section 162(m) of the Code, or under any other rule or law which contains special qualifications for Committee members in order to avoid a penalty or to obtain a benefit, the Committee may form a sub-Committee from among its qualifying members. The sub-Committee may act, in lieu of the full Committee, with respect to all or any category of Awards granted or to be granted to all or any group of Recipients, and may take other actions deemed appropriate and convenient to prevent, control, minimize, or eliminate any penalties, loss of benefits, or other adverse effects of such potential disqualification. Any such sub-Committee shall have the full authority of the full Committee under this Plan, except to the extent the full Committee limits the sub-Committee’s powers.

(c) At the Committee’s request or on its own motion, the Board may ratify or approve grants, or any terms of any grants, made by the Committee during any time that any member of the Committee may not be qualified to approve such grants or terms under Rule 16b-3 or any other rule or law.

(d) A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee. The Committee may meet in person, by telephone or television conference, or in any other manner (unless prohibited by applicable law). From time to time the Committee may adopt, amend, and rescind such rules and regulations for carrying out this Plan and implementing Award Documents, and the Committee may take such action in the administration of this Plan, as it deems proper. The interpretation of any provisions of this Plan by the Committee shall be final and conclusive unless otherwise determined by the Board.

(e) To the extent the Committee deems it convenient and appropriate, the Committee may delegate such of its powers and duties, including (among other things) its power to grant Awards, to one or more officers of the Company. Any such delegation shall be subject to such limitations and conditions as the Committee deems appropriate. However, notwithstanding the foregoing: (i) the power to grant Awards may not be delegated to an officer who is not also a director of the Company except in conformity with applicable Delaware law; and, (ii) no officer may grant Awards to him- or herself or to his or her superiors unless such grants are ratified by the Committee or the Board.

SECTION 13. AMENDMENT, TERMINATION, STOCKHOLDER APPROVAL.

(a) The Board may amend or terminate this Plan at any time, except that without the approval of the Company’s stockholders, no amendment or other action by the Board or the Committee shall (i) increase the maximum number of shares issuable, or the maximum number of shares for which ISOs or Restricted Stock may be granted, under this Plan, (ii) change the class of persons eligible to receive ISOs or materially expand the class of persons eligible to receive Awards, (iii) change the annual limit on Awards which may be granted to an Eligible Person provided in Section 2(b), (iv) result in a repricing of any options granted, (v) otherwise cause a material revision to the terms of this Plan as provided by applicable New York Stock Exchange requirements, or (vi) change the provisions of this Section 13(a).

(b) The Committee may amend this Plan from time to time to the extent necessary to (i) comply with Rule 16b-3 and, to the extent it deems appropriate, (ii) prevent benefits under this Plan from constituting “applicable employee remuneration” within the meaning of Section 162(m) of the Code.

(c) No Awards may be granted under this Plan after April 21, 2008.

(d) The approval by stockholders shall consist of the approving vote of the holders of a majority of the outstanding shares of Stock present (in person or by proxy) and voted (for or against) at a meeting of the shareholders at which a quorum is present, unless a greater vote is required by the Company’s charter or by-laws, by the Board, by the Company’s principal stock exchange, or by applicable law (including Delaware law, Rule 16b-3, or Section 162(m) of the Code).

SECTION 14. DEFINITIONS.

(a) “Acceleration Date” has the meaning given in Section 11(a).

(b) “Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Adjustment Event” has the meaning given in Section 10(a).

(d) “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest (other than a Subsidiary), but only if expressly so designated by the Committee from time to time. Without limiting the generality of the foregoing, the term “Affiliate” shall not include any beer wholesaler or distributor in which Anheuser-Busch Investment Capital Corporation or other Subsidiary invests, unless the Committee expressly determines otherwise; the committee may also revoke or reinstate any such designation from time-to-time.

(e) “Award” means a grant of ISOs, NQSOs, SARs, Limited Rights, or Restricted Stock.

(f) “Award Document” means the written agreement or other document referred to in Section 4(a) evidencing an Award.

(g) “Board” means the Board of Directors of the Company.

(h) Options “cease to qualify as ISOs” when they fail or cease to qualify for the exclusion from income provided in Section 421 (or any successor provision) of the Code.

(i) “Code” means the U.S. Internal Revenue Code as in effect from time to time.

(j) “Committee” means the committee of the Board described in Section 12 hereof and any sub-committee established by such committee pursuant to Section 12(b).

(k) “Company” means Anheuser-Busch Companies, Inc. and its successors.

(l) “Covered Employee” is an employee who is, or who is anticipated to become, between the time of grant and payment of the award, a “covered employee,” as such term is defined in Section 162 (m) of the Code (or any successor section thereof).

(m) “Eligible Person” means a person who is eligible to receive an Award under Section 3 of this Plan.

(n) “Employer” means the Company, the Subsidiary, or the Affiliate which employs the Recipient.

(o) “Fair Market Value” of Stock on a given valuation date means (i) the average of the highest and lowest selling prices per share of Stock reported on the New York Stock Exchange Composite Tape or similar quotation service for such date, (ii) if Stock is not listed on the New York Stock Exchange, the average of the highest and lowest selling prices per share of Stock as reported for such valuation date on the principal stock exchange or quotation system in the U.S. on which Stock is listed or quoted (as determined by the Committee), or (iii) if neither of the preceding clauses is applicable, the value per share determined by the Committee in a manner consistent with the Treasury Regulations under Section 2031 of the Code. If no sale of Stock occurs on such valuation date, but there were sales reported within a reasonable period both before and after such valuation date, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such valuation date shall be used, with the average to be weighted inversely by the respective numbers of trading days between the selling dates and such valuation date.

(p) “Forfeiture” has the meaning given in Section 9.

(q) “ISO” or “Incentive Stock Option” means an option to purchase one share of Stock for a specified option price which is designated by the Committee as an “Incentive Stock Option” and which qualifies as an “incentive stock option” under Section 422 (or any successor provision) of the Code.

(r) “Limited Right” has the meaning given in Section 6.

(s) “NQSO” or “Non-Qualified Stock Option” means an option to purchase one share of Stock for a specified option price which is designated by the Committee as a “Non-Qualified Stock Option,” or which is designated by the Committee as an ISO but which ceases to qualify as an ISO.

(t) “Option” means an ISO or an NQSO.

(u) “Optionee” means a person to whom Options are granted pursuant to this Plan.

(v) “Performance Goals” has the meaning given to that term in Section 7(c).

(w) “Plan” means the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan, as amended from time to time.

(x) “Recipient” means an Eligible Person to whom an Award is granted pursuant to this Plan.

(y) “Reporting Person,” as of a given date, means a Recipient who would be required to report a purchase or sale of Stock occurring on such date to the Securities and Exchange Commission pursuant to Section 16(a) of the Act and the rules and regulations thereunder.

(z) “Restricted Stock” has the meaning given in Section 7.

(aa) “Rule 16b-3” means Rule 16b-3 (as amended from time to time) promulgated by the Securities and Exchange Commission under the Act, and any successor thereto.

(bb) “Share Limitations” has the meaning given in Section 10(a).

(cc) “SAR” means a stock appreciation right, which is a right to receive cash, Stock, or other property having a value on the date the SAR is exercised equal to (i) the excess of the Fair Market Value of one share of Stock on the exercise date over (ii) the base price of the SAR. The term “SAR” does not include a Limited Right.

(dd) “Stock” means shares of the common stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities as may be applicable under Section 10.

(ee) “Subsidiary” means a “subsidiary corporation” of the Company as defined in Section 424(f) (or any successor provision) of the Code, other than corporations expressly excluded by the Committee from time-to-time.

(ff) “Vest” has the meaning given in Section 11(c).

(gg) “Required Withholding Taxes” means, in connection with the exercise of or other taxable event relating to an Award, the total amount of Federal and state income taxes, social security taxes, and other taxes which the Employer of the Recipient is required to withhold.

SECTION 15. MISCELLANEOUS.

(a) Each provision of this Plan and the Award Documents relating to ISOs shall be construed so that all ISOs shall be “incentive stock options” as defined in Section 422 of the Code or any statutory provision that may replace Section 422, and any provisions thereof which cannot be so construed shall be disregarded, subject however to Sections 4(g) and 11(b) and provided that Award Documents are permitted to have provisions which cause Options which qualify as ISOs at the time of grant to cease to qualify as ISOs at a later time or upon the happening of a later event. No discretion granted or allowed to the Committee under this Plan shall apply to ISOs after their grant except (i) to the extent the related Award Document shall so provide or (ii) to the extent that the application of such discretion would not cause such ISOs to cease to qualify as ISOs. Notwithstanding the foregoing, nothing shall prohibit an amendment to or action regarding outstanding ISOs which would cause them to cease to qualify as ISOs, so long as the Company and the Recipient shall consent to such amendment or action.

(b) Without amending this Plan, Awards may be granted to Eligible Persons who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this

Plan. Such different terms and conditions may be reflected in Addenda to this Plan. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under this Plan or a change in the definition of Eligible Person.

(c) Notwithstanding any other provision in this Plan, the Committee shall not act with respect to any Reporting Person in a manner which would result in a forfeiture under Section 16(b) of the Act of some or all of the economic benefits relating to his or her Awards, without in each case the written consent of such Reporting Person.

(d) Nothing in this Plan or any Award Document shall confer on any person any expectation to continue in the employ of his or her Employer, or shall interfere in any manner with the absolute right of the Employer to change or terminate such person’s employment at any time for any reason or for no reason.

Appendix D

ANHEUSER-BUSCH COMPANIES, INC.
AUDIT COMMITTEE CHARTER

Overview

The Audit Committee of the Board of Directors assists the full Board in fulfilling its oversight responsibilities with respect to assuring that the company maintains (1) appropriate financial accounting and management controls, (2) sound financial reporting practices, (3) appropriate and independent advice from its Independent Auditors, and (4) compliance with legal and regulatory requirements. The Audit Committee reports on these matters to the full Board regularly.

The Audit Committee’s role and proper functioning requires that it monitor, review and challenge management and the independent auditors. Although the Audit Committee will exercise the powers set forth in this Charter, it is the responsibility of management throughout the company to ensure that overall controls are adequate to meet operating, financial and compliance objectives, and it is the responsibility of management and the independent auditors to plan and conduct audits, and to determine that the Company’s financial statements are materially complete and accurate and are in accordance with U.S. generally accepted accounting principles.

The Audit Committee assists the full Board in independently overseeing the performance of the internal and external audit functions to ensure adequate audit coverage is achieved. Specifically, the audit function is designed to ensure:

•	A system of internal controls is maintained throughout the Company which protects the assets of the Company and provides the proper authorization and recording of transactions such that the financial information is reliable and materially accurate; and

•	Financial statements present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company in accordance with U.S. generally accepted accounting principles.

Membership

The Board of Directors shall appoint the Audit Committee members, all of whom shall be Directors, but none of whom may be officers or employees of Anheuser-Busch Companies, Inc. or any of its subsidiaries. All Audit Committee members shall meet the membership and experience requirements of the New York Stock Exchange (NYSE) and the U.S. Securities and Exchange Commission (SEC).

The Audit Committee shall consist of not less than three members, including a Chairperson. A majority of the members of the Committee shall constitute a quorum. The Committee shall generally meet five times a year or at whatever more frequent interval is considered necessary or appropriate by the Committee in fulfilling its responsibilities. Audit Committee members should be objective in spirit and judgment, and willing to ask the right questions in order to obtain necessary facts and act accordingly. The Audit Committee shall conduct an annual evaluation of the Committee’s performance.

Responsibilities

1.  Charter Review

The Audit Committee shall reassess the adequacy of its Charter annually and recommend any proposed changes to the full Board for approval.

2.  Selection of Independent Auditors

The Audit Committee shall recommend to shareholders for approval the selection of the Company’s independent auditors. The Committee shall have the sole authority to select, evaluate, engage, and if necessary, replace the independent auditors, provided that auditor selection and engagement shall be subject to shareholder approval. The Committee shall establish pre-approval policies and procedures for the engagement of the independent auditors. The independent auditors report directly to the Audit Committee.

3.  Auditor Evaluation

The Audit Committee shall evaluate and reach conclusions regarding the qualifications, performance and independence of the independent auditors.

The Audit Committee shall:

•	Receive and review required communications from the independent auditors on an annual basis, including a formal written statement pertaining to the independent auditors’ independence and matters required by Independence Standards Board Standard No. 1. Discuss such information with the independent auditors and take appropriate action as deemed necessary to satisfy itself of such independence.

•	Discuss annually with the independent auditors a report outlining their internal quality control procedures, including material issues, if any, cited in the most recent quality-control review, whether an internal review or peer review. Also obtain and discuss a report pertaining to any investigation by governmental or professional authorities within the preceding five years concerning independent audits carried out by the firm, including resolution of any issues.

•	Review, in consultation with management, the terms of the engagement of the independent auditors, including the scope of their audit and qualifications of their personnel. The Audit Committee is directly responsible for determining the compensation of the independent auditors.

•	Pre-approve all services (and related fees) provided by the Company’s independent auditors and prohibit the independent auditors from performing any service that is prohibited under NYSE or SEC auditor independence rules.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, relating to the conduct of the audit.

•	Receive required communications from the independent auditors including, as necessary, information regarding the timetable for the rotation of partners under SEC requirements.

•	Discuss with the independent auditors the quality of the Company’s financial accounting personnel, and any relevant recommendations of the independent auditors.

•	Discuss with management and the Vice President — Internal Audit their opinions regarding the qualifications, performance and independence of the independent auditors.

•	Establish clear hiring policies for employees and former employees of the independent auditors and monitor management’s compliance with the policy.

4.  Matters Pertaining to the Vice President — Internal Audit

The Audit Committee shall review and make recommendations to the full Board regarding the overall activities of the Vice President — Internal Audit including:

•	Review and concur in the appointment, replacement, reassignment or dismissal of the Vice President — Internal Audit.

•	Review with the Vice President — Internal Audit the planned internal audit activities and the results of such internal audit activities.

•	Review the significant reports to management prepared by the Vice President — Internal Audit, and management’s response.

•	Review with the Vice President — Internal Audit the adequacy of the Company’s system of internal accounting and financial controls.

•	Review with the Vice President — Internal Audit management’s oversight of compliance with the Company’s policies and procedures to the extent these could have a significant impact on operations and financial reports.

•	Discuss with the independent auditors the responsibilities of the Company’s internal audit department.

5.  Matters Pertaining to Filings with Government Agencies

The Audit Committee shall:

•	Review with the independent auditors and management the Company’s Form 10-K prior to filing with the SEC and if satisfied, recommend to the full Board that the audited financial statements be included in the 10-K.

•	Prepare the Audit Committee Report required by the Rules of the SEC to be included in the Company’s annual proxy statement.

•	Review the results of each quarterly review by the independent auditors before the filing of the Company’s Form 10-Q with the SEC.

6.  Financial Reporting

The Audit Committee shall:

•	Review with management and the independent auditors the Company’s annual and quarterly financial statements, including disclosures contained in Management’s Discussion and Analysis of Operations and Financial Condition.

•	Review with management and the independent auditors both the adequacy and quality of the Company’s financial accounting and reporting policies. The Audit Committee shall also review the potential impact of significant regulatory or accounting rule-making initiatives on the financial statements.

•	Review with management and the independent auditors any significant issues regarding the application of accounting principles and financial statement presentation, including changes in the selection or application of accounting principles.

•	Review the format and types of information provided in earnings press releases, as well as financial information or earnings guidance provided to analysts and rating agencies, paying particular attention to the use of pro forma or any other non-GAAP measures.

•	Review, in connection with its review of the annual financial statements, an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the impact of applying alternative accounting methods available under U.S. generally accepted accounting principles.

•	Review with the independent auditors and management the Company’s Critical Accounting Policies, as defined by the SEC, including an assessment regarding the adequacy of the Company’s disclosures.

•	Review the impact on the financial statements of the Company of any off-balance-sheet structures or related party or other similar transactions that may have an impact on the financial statements.

•	Review with the independent auditors and management the results of the independent auditors’ year-end audit, including any problems or difficulties encountered by the independent auditors, management’s response to any audit findings and areas of significant disagreement, if any, between management and the independent auditors.

7.  Controls

The Audit Committee shall:

•	Review with management, the independent auditors and the Vice President — Internal Audit their separate opinions as to the adequacy and effectiveness of the Company’s system of internal accounting controls, including any significant issues noted regarding the adequacy of controls and special audit steps, if any, adopted to address these issues. Also review with management, the independent auditors and the Vice President — Internal Audit the independent auditors’ Annual Report on Internal Controls and management’s response thereto.

•	Review the Company’s procedures with respect to accounting and financial controls, including changes in auditing and/or accounting principles, practices and procedures.

•	Review with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

8.  Fraud and Illegal Acts

The Audit Committee shall:

•	Receive and review reports regarding fraud involving senior management and any fraud that causes a material misstatement of the financial statements.

•	Review reports of illegal acts that are not “clearly inconsequential” that have come to the independent auditors’ attention in the course of their audits. Ensure, in such cases, that management has taken timely and appropriate actions regarding reported illegal acts that could have a material effect on the financial statements.

9.  Other Responsibilities

•	Periodically, the Audit Committee will meet separately with representatives from the independent auditors, Vice President — Internal Audit and management.

•	Review with the Company’s Chief Legal Officer legal matters that may have a material impact on the financial statements, any material reports or inquiries received from regulators or governmental agencies, and other legal matters as appropriate.

•	Accept, evaluate and respond to, in a manner deemed appropriate by the Audit Committee, any reports made by the attorneys of the Company pursuant to their obligations under the SEC’s Attorney Professional Responsibilities rules.

•	Receive reports from the Environmental Health and Safety Policy Committee regarding the performance of its responsibilities under the charter and implementation and compliance with the Company’s environmental policies and discuss with management any concerns the Audit Committee may have with regard to the Company’s environmental practices.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

10.  Matters Pertaining to the Effectiveness and Performance of the Audit Committee

The Committee shall prepare and review with the full Board an annual performance evaluation of itself, which evaluation must compare the performance of the Committee with the requirements of the charter. The Committee shall report the results of the evaluation to the Board by means of an oral report by the Chairperson of the Audit Committee.

11.  General Powers

•	The Audit Committee may conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities.

•	To carry out and effectuate the purposes of the foregoing resolutions, the Audit Committee shall have authority it deems necessary to confer with the Company’s independent auditors, Vice President — Internal Audit and officers and to conduct or authorize investigations. The Audit Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee.

•	The Company will authorize adequate funding, as determined solely by the Audit Committee, to pay the fees and expenses of the independent auditors and any consultants engaged by the Audit Committee and to meet any ordinary administrative costs of the Audit Committee in carrying out its duties.

As Amended on February 23, 2005

ANHEUSER-BUSCH COMPANIES, INC.
P.O. BOX 3314
SOUTH HACKENSACK, NJ 07606

YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone from the US or Canada 24 hours a day, 7 days a week, to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2005, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. There is no charge to you for this call.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2005, the day before the meeting date. Have your proxy card in hand when you access the web site.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD IN HAND.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ABSCH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 ANHEUSER-BUSCH COMPANIES, INC.

The Board of Directors recommends a
vote “FOR” Item 1.
1.	ELECTION OF DIRECTORS				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
01) John E. Jacob
02) Charles F. Knight
	03) Joyce M. Roche’				¡	¡	¡
04) Henry Hugh Shelton
05) Patrick T. Stokes

The Board of Directors recommends a vote “FOR” Items 2, 3, and 4.		For	Against	Abstain

2.	APPROVE THE OFFICER BONUS PLAN, AS AMENDED	¡	¡	¡

3.	APPROVE THE 1998 INCENTIVE STOCK PLAN, AS AMENDED	¡	¡	¡

4.	APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	¡	¡	¡

		Yes	No

Please indicate if you plan to attend this meeting		¡	¡

(Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE ADMIT STOCKHOLDER LISTED ON REVERSE SIDE	NON-TRANSFERABLE

ADMISSION TICKET

Annual Meeting of Stockholders

April 27, 2005, 10:00 A.M. (local time) at The Kingsmill Resort and Conference Center,
1010 Kingsmill Road, Williamsburg, Virginia

Each stockholder may be asked to present valid picture identification, such as driver’s license or employee identification badge, in addition to this admission ticket.

▼ FOLD AND DETACH HERE  ▼

PROXY

Anheuser-Busch Companies, Inc.

This Proxy Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders

     The person(s) signing this proxy form hereby appoints August A. Busch III, Patrick T. Stokes, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. to be held at The Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on April 27, 2005 at 10:00 A.M. local time and at any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR ITEMS 2, 3, AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Be sure to sign and date the reverse side of this form)

ANHEUSER-BUSCH COMPANIES, INC.
P.O. BOX 3314
SOUTH HACKENSACK, NJ 07606

YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone from the US or Canada 24 hours a day, 7 days a week, to transmit your voting instructions by no later than April 22, 2005. Have your voting instruction card in hand when you call and then follow the instructions. There is no charge to you for this call.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions by no later than April 22, 2005. Have your voting instruction card in hand when you access the web site.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope so that it is received by no later than April 22, 2005.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR VOTING INSTRUCTION CARD IN HAND.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ABSCH3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

 ANHEUSER-BUSCH COMPANIES, INC.

The Board of Directors recommends a
vote “FOR” Item 1.
1.	ELECTION OF DIRECTORS				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
01) John E. Jacob
02) Charles F. Knight
	03) Joyce M. Roche’				¡	¡	¡
04) Henry Hugh Shelton
05) Patrick T. Stokes

The Board of Directors recommends a vote “FOR” Items 2, 3, and 4.		For	Against	Abstain

2.	APPROVE THE OFFICER BONUS PLAN, AS AMENDED	¡	¡	¡

3.	APPROVE THE 1998 INCENTIVE STOCK PLAN, AS AMENDED	¡	¡	¡

4.	APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	¡	¡	¡

		Yes	No

Please indicate if you plan to attend this meeting		¡	¡

(Sign exactly as your name appears above.)

Signature [PLEASE SIGN WITHIN BOX]	Date

PLEASE ADMIT STOCKHOLDER LISTED ON REVERSE SIDE	NON-TRANSFERABLE

ADMISSION TICKET

Annual Meeting of Stockholders

April 27, 2005, 10:00 A.M. (local time) at The Kingsmill Resort and Conference Center,
1010 Kingsmill Road, Williamsburg, Virginia

To Participants in the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans

     Enclosed with this voting instruction form are the notice and proxy statement for the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. which will be held on April 27, 2005. The number of shares shown on this voting instruction form represents the number of shares with respect to which you are entitled to direct the voting because of an account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, ADP must receive your voting instructions by no later than April 22, 2005. If your voting instructions are not received by April 22, 2005, shares as to which you are entitled to direct voting will be voted by the plan trustee in accordance with instructions from the plans’ investment committee.

     Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. The share equivalents closely approximate the number of shares to which you are entitled to direct the voting.

     If you plan to attend the Annual Meeting, please mark the appropriate box on this voting instruction form. Present this ticket to the Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the plan trustee can vote these shares as described below.

Each stockholder may be asked to present valid picture identification, such as driver’s license or employee identification badge, in addition to this admission ticket.

▼  FOLD AND DETACH HERE  ▼

VOTING INSTRUCTION CARD

Anheuser-Busch Companies, Inc.

These Confidential Voting Instructions are Solicited on Behalf of
The Board of Directors for the Annual Meeting of Stockholders

     The undersigned hereby directs the Trustee of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (b) to vote, in their discretion, upon such other business as may properly come before the meeting hereafter described, in each case with respect to all of the shares of stock for which the undersigned is entitled to direct the voting under these plans. Such votes are to be cast at the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. to be held at The Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on April 27, 2005, at 10:00 A.M. local time and at any adjournments thereof.

     WHEN PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN THE MANNER INDICATED BY THE PLAN PARTICIPANT, AND IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH INSTRUCTIONS FROM THE PLANS’ INVESTMENT COMMITTEE.

March 10, 2005

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held on Wednesday, April 27, 2005 in Williamsburg, Virginia. Your proxy card and voting instructions are included with this letter. Previously you elected to view proxy materials over the Internet; therefore, we did not include the proxy statement and annual report in the package. Please access our web site at www.anheuser-busch.com (click on “Financial Info”) to read these important documents. If you have changed your mind and prefer to receive a copy of the proxy statement or annual report, you may call Mellon Investor Services (toll-free) at 1-888-213-0964 and one will be mailed to you.

After you have read the proxy statement, refer to the enclosed instructions for voting by telephone, Internet, or mail.

Thank you for voting and thank you for your investment in Anheuser-Busch.

Sincerely,

JoBeth G. Brown
Vice President and Secretary

Enclosures

April 7, 2005

Dear Stockholder(s):

The time is approaching for the Annual Meeting of the Stockholders of Anheuser-Busch Companies, Inc. on April 27, 2005, and our vote tabulator has not received your Proxy.

It is important that your shares be represented at the meeting. PLEASE VOTE IN ONE OF THE THREE WAYS AS DESCRIBED ON THE ATTACHED DUPLICATE PROXY AS SOON AS POSSIBLE.

Sincerely,

JoBeth G. Brown Vice President and Secretary

ANHEUSER-BUSCH COMPANIES, INC.
P.O. BOX 3314
SOUTH HACKENSACK, NJ 07606

YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone from the US or Canada 24 hours a day, 7 days a week, to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2005, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. There is no charge to you for this call.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2005, the day before the meeting date. Have your proxy card in hand when you access the web site.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD IN HAND.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ABSCH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 ANHEUSER-BUSCH COMPANIES, INC.

The Board of Directors recommends a
vote “FOR” Item 1.
1.	ELECTION OF DIRECTORS				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
01) John E. Jacob
02) Charles F. Knight
	03) Joyce M. Roche’				¡	¡	¡
04) Henry Hugh Shelton
05) Patrick T. Stokes

The Board of Directors recommends a vote “FOR” Items 2, 3, and 4.		For	Against	Abstain

2.	APPROVE THE OFFICER BONUS PLAN, AS AMENDED	¡	¡	¡

3.	APPROVE THE 1998 INCENTIVE STOCK PLAN, AS AMENDED	¡	¡	¡

4.	APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	¡	¡	¡

		Yes	No

Please indicate if you plan to attend this meeting		¡	¡

(Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE ADMIT STOCKHOLDER LISTED ON REVERSE SIDE	NON-TRANSFERABLE

ADMISSION TICKET

Annual Meeting of Stockholders

April 27, 2005, 10:00 A.M. (local time) at The Kingsmill Resort and Conference Center,
1010 Kingsmill Road, Williamsburg, Virginia

Each stockholder may be asked to present valid picture identification, such as driver’s license or employee identification badge, in addition to this admission ticket.

▼ FOLD AND DETACH HERE  ▼

PROXY

Anheuser-Busch Companies, Inc.

This Proxy Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders

     The person(s) signing this proxy form hereby appoints August A. Busch III, Patrick T. Stokes, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. to be held at The Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on April 27, 2005 at 10:00 A.M. local time and at any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR ITEMS 2, 3, AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Be sure to sign and date the reverse side of this form)